UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819

April 8, 2016
To Our Stockholders:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc., which will be held at The Hilton Hawaiian Village Beach Resort and Spa, Kalia Executive Conference Center, Hibiscus Room, 2005 Kalia Road, Honolulu, HI 96815, on Wednesday, May 18, 2016, at 8:00 AM, local time.
The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 21, 2016 will be entitled to notice of and to vote at the Annual Meeting.
Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc. (the “Company”) will be held at The Hilton Hawaiian Village Beach Resort and Spa, Kalia Executive Conference Center, Hibiscus Room, 2005 Kalia Road, Honolulu, HI 96815, on Wednesday, May 18, 2016, at 8:00 AM, local time, to consider and act upon the following matters:

1.	To elect six directors from among the nominees described in the Proxy Statement;

2.	To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To approve the 2016 Management Incentive Plan;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement; and

5.	To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 21, 2016, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the accompanying Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
The Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission in 2008. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Corporate Secretary, by presentation of a later‑dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors,

Aaron J. Alter Corporate Secretary
Dated: April 8, 2016
Your vote is important. To vote your shares, please follow the instructions in the
Notice of Internet Availability of Proxy Materials (the "Notice"), which is being mailed to you on or about April 8, 2016.

GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials
This Proxy Statement and our Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/17758.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. Accordingly, we are mailing the Notice to stockholders on or about April 8, 2016. All stockholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2015. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.
On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on the Internet. These proxy materials will be available free of charge.
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Corporate Secretary. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.
Solicitation of Proxies
Our Board of Directors is soliciting the enclosed proxy.
We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the “Common Stock”), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice and proxy materials and stockholder questionnaires to the beneficial owners.
Record Date, Quorum and Voting Requirements
Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) at the close of business on March 21, 2016 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 53,589,252 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. The other proposals require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “HA.”
Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See “Restriction on Foreign Ownership of Voting Stock.” Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the six director nominees named in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, FOR the approval of the 2016 Management Incentive Plan, and FOR the proposal to approve executive compensation by non-binding vote. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors. If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2), the proposal to approve the 2016 Management Incentive Plan (Proposal No. 3) or the proposal to approve executive compensation by non-binding vote (Proposal No. 4), your abstention will have the same legal effect as a vote “against” such proposal or proposals.
Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to certain “discretionary” items, but will not be allowed to vote the shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1), approval of the 2016 Management Incentive Plan (Proposal No. 3) and approval of the non-binding vote on executive compensation (Proposal No. 4) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1), approval of the 2016 Management Incentive Plan (Proposal No. 3) or the non-binding vote on executive compensation (Proposal No. 4).
Restriction on Foreign Ownership of Voting Stock
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC Secs. 40102(a)(15) and 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.
Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder’s stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.
Special Preferred Stock Designees
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (each, a "Union" and collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Mr. Samson Poomaihealani is the IAM’s designee to the Board of Directors, Mr. William S. Swelbar is the AFA’s designee to the Board of Directors and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. On November 9, 2015, Mr. Samson Poomaihealani notified the Company that he will resign as a member of the Board of Directors effective May 17, 2016. On February 3, 2016, the Board of Directors appointed Mr. Joseph Guerrieri, Jr. to the Board of Directors, effective May 17, 2016, to fill the vacancy created by Mr. Poomaihealani's resignation, per the notification from the IAM of Mr. Guerrieri's nomination to serve as the IAM's designee upon Mr. Poomaihealani's resignation. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.
Revocability of Proxy
Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Corporate Secretary in writing, by giving us a later‑dated proxy, or by attending the Annual Meeting and voting in person.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of our Board Committees, is available on the Investor Relations section of our website at https://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding any amendment to, or waiver from, a provision of our Code of Ethics with respect to our directors and executive officers, by posting such information on our website, at the address and location specified above.
Board Independence
The Governance and Nominating Committee and the Board of Directors assess the independence of the directors at least annually. The assessment is based upon the applicable NASDAQ listing standards, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the applicable NASDAQ listing standards and the SEC’s director independence standards. The independent directors are named below under “Proposal No. 1: Election of Directors.”
Board Leadership Structure
Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company’s President and Chief Executive Officer (“CEO”). When Mr. Dunkerley, who succeeded Mr. Hershfield as CEO, was appointed, we determined that it was in the Company’s best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended By-Laws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for facilitating communication between management and the Board of Directors, and representing Board member views to management, among other things.
Meetings of the Board and Committees
The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has a committee charter developed under the leadership of its committee chair. Copies of the committee charters are available on the Company’s website at https://www.hawaiianairlines.com.
The Board of Directors met seven times and did not act by unanimous written consent during the year ended December 31, 2015. No director attended fewer than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend, with the exception of Mr. Swelbar, who attended five of the seven meetings of the Board of Directors during the year ended December 31, 2015. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are encouraged to attend each annual meeting of stockholders in person. All of our then-current directors attended the 2015 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

Members serving on the committees of the Board of Directors during the fiscal year ended December 31, 2015 were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Executive Committee
Gregory S. Anderson (1)	Chair	Member	Member
Mark B. Dunkerley				Member
Lawrence S. Hershfield		Member		Chair
Zac S. Hirzel (2)	Member	Member
Randall L. Jenson (3)	Member		Member
Bert T. Kobayashi, Jr. (4)	Member	Member	Chair
Tomoyuki Moriizumi (5)	Member		Member
Crystal K. Rose		Chair	Member	Member
Richard N. Zwern (6)	Member	Member	Chair

(1)	Mr. Anderson became a member of the Compensation Committee effective February 6, 2015 and ceased serving as a member of the Governance and Nominating Committee effective February 4, 2015.

(2)
Mr. Hirzel became a member of the Compensation Committee effective February 6, 2015 and resigned as a member of the Board of Directors, as a member of the Audit Committee and as a member of the Compensation Committee effective March 1, 2016.

(3)     Mr. Jenson became a member of the Governance and Nominating Committee effective February 4, 2015.

(4)
Mr. Kobayashi ceased serving on the Board of Directors effective May 21, 2015, as a member of the Audit Committee and as Chair of the Governance and Nominating Committee effective February 4, 2015 and as a member of the Compensation Committee effective February 6, 2015.

(5)	Mr. Moriizumi became a member of the Audit Committee effective February 4, 2015.

(6)	Mr. Zwern became Chair of the Governance and Nominating Committee effective February 4, 2015 and ceased serving as a member of the Audit Committee effective February 4, 2015.
Audit Committee
We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm. The Board of Directors has determined that Mr. Jenson satisfies the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an “audit committee financial expert” on the Audit Committee. The Audit Committee met eight times and did not act by unanimous written consent during the year ended December 31, 2015. The report of the Audit Committee is included in this Proxy Statement.
Compensation Committee
The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity‑based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on such evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of NASDAQ. The Compensation

Committee met five times and acted once by unanimous written consent during the year ended December 31, 2015. The report of the Compensation Committee is included in this Proxy Statement.
Governance and Nominating Committee
The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.
The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process attached as Exhibit A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, adequately reflects the diversity of the Company’s constituencies and the communities in which the Company conducts its business. Diversity, as well as such other factors described above, is reviewed in the context of an assessment of the perceived needs of the Board of Directors or a Board committee at a particular point in time. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective Board members.
The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled “Stockholder Proposals,” stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to the Corporate Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person.
The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met four times and did not act by unanimous written consent during the year ended December 31, 2015.
Executive Committee
The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met nine times and acted by unanimous written consent twice during the year ended December 31, 2015.
Executive Sessions of the Board of Directors
The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is Mr. Hershfield, the Chairman of our Board of Directors.
Communications with the Board of Directors
Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company’s Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.
Role of Board in Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of

Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Audit Committee authorized the formation of a Risk Oversight Committee and approved an enterprise risk management program in August 2010 to enhance the existing risk management systems and processes and to further strengthen the Board of Directors’ ability to identify, assess and mitigate risks on a Company-wide basis.
Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the quarterly Board meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our Board committees also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Executive Committee meets regularly to review the progress of and provide guidance to management related to decisions that have been delegated to the Executive Committee by the Board of Directors.
Compensation of Directors
Under the Company’s policy for directors, each non-employee director receives an annual retainer of $60,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends telephonically, in each case, for meetings attended in excess of eight meetings (whether in-person or via telephone) during the twelve month period beginning June 1st of each year. Additionally, the Chairman of the Board of Directors receives an annual cash retainer of $25,000, the chair of the Audit Committee receives an annual retainer of $24,000, the chair of the Compensation Committee receives an annual retainer of $13,000 and the chair of the Governance and Nominating Committee receives an annual retainer of $10,000. The members of the Audit Committee receive an annual retainer of $12,000, the members of the Compensation Committee receive an annual retainer of $8,000, and the members of the Governance and Nominating Committee receive an annual retainer of $7,000.
The non-employee directors receive an annual automatic equity grant on the date of each annual stockholders meeting equal to that number of stock units determined by dividing $80,000 by the trailing volume weighted average price of the Company’s Common Stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. In addition, on the date of each annual stockholders meeting, each non-employee director who was not a director on the date of the prior annual stockholder meeting will automatically be granted an option to purchase 5,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value on the date of grant. The option will vest as to 1,667 shares on the first anniversary of the date such non-employee director attended a meeting of the Board of Directors as a director, 1,667 shares on the second anniversary of such meeting and 1,666 shares on the third anniversary of such meeting, subject to such director’s continued service through each such vesting date.
Each director and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board of Directors after age 40 and at least ten years of service, or after age 55 and at least five years of service, former directors will be eligible for unlimited travel on Company flights. The former director will be responsible for all taxes on this benefit.

The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2015 to the individuals serving on the Board of Directors in 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory S. Anderson	84,999	84,401	—	1,286	170,686
Lawrence S. Hershfield	139,667	84,401	—	13,271	237,339
Zac S. Hirzel	70,667	84,401	—	—	155,068
Randall L. Jenson	70,001	84,401	—	5,167	159,569
Bert T. Kobayashi, Jr. (5)	43,334	—	—	3,514	46,848
Tomoyuki Moriizumi	88,084	84,401	—	5,174	177,659
Samson Poomaihealani	53,334	84,401	—	20,920	158,655
Crystal K. Rose	73,334	84,401	—	32,651	190,386
William S. Swelbar	53,334	84,401	—	—	137,735
Duane E. Woerth	53,334	84,401	—	—	137,735
Richard N. Zwern	72,001	84,401	—	16,807	173,209
Supplemental Director Compensation Table—Outstanding Stock Awards as of December 31, 2015

Name(1)	Aggregate Stock Award Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Gregory S. Anderson	3,406	5/21/2015	3,406	84,401
Lawrence S. Hershfield	3,406	5/21/2015	3,406	84,401
Zac S. Hirzel	3,406	5/21/2015	3,406	84,401
Randall L. Jenson	3,406	5/21/2015	3,406	84,401
Tomoyuki Moriizumi	3,406	5/21/2015	3,406	84,401
Samson Poomaihealani	3,406	5/21/2015	3,406	84,401
Crystal K. Rose	3,406	5/21/2015	3,406	84,401
William S. Swelbar	3,406	5/21/2015	3,406	84,401
Duane E. Woerth	3,406	5/21/2015	3,406	84,401
Richard N. Zwern	3,406	5/21/2015	3,406	84,401
Supplemental Director Compensation Table—Outstanding Options as of December 31, 2015

Name(1)	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Zac S. Hirzel	5,000	5/22/2014	5,000	39,800
Randall L. Jenson	10,000	5/30/2007	10,000	18,700
Tomoyuki Moriizumi	5,000	5/24/2012	5,000	16,700
Samson Poomaihealani	5,000	5/25/2010	5,000	21,350
Crystal K. Rose	10,000	5/30/2007	10,000	18,700
Duane E. Woerth	5,000	5/22/2014	5,000	39,800

(1)
Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)	Represents the grant date fair value of restricted stock units granted to each director in 2015, as calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, or ASC 718.

(3)	Represents the grant date fair value of stock options granted to each director in 2015, as calculated in accordance with ASC 718.

(4)	The amounts in this column for each non-employee director represent reimbursement of taxes related to flight benefits.

(5)	Mr. Kobayashi ceased serving on the Board of Directors effective May 21, 2015.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors currently consists of ten directors, nine of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson, Mr. Lawrence S. Hershfield, Mr. Randall L. Jenson, Mr. Tomoyuki Moriizumi, Mr. Samson Poomaihealani, Ms. Crystal K. Rose, Mr. William S. Swelbar, Mr. Duane E. Woerth and Mr. Richard N. Zwern are each independent as defined by the NASDAQ listing standards and the applicable rules of the SEC. The Board of Directors has also affirmatively determined that director nominee Mr. Earl E. Fry is independent as defined by the NASDAQ listing standards and the applicable rules of the SEC.
Six directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Hershfield, Mr. Dunkerley, Mr. Fry, Mr. Jenson, Ms. Rose and Mr. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees except for Mr. Fry are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.
Current directors Mr. Gregory S. Anderson and Mr. Tomoyuki Moriizumi have not been nominated for re-election at the Annual Meeting. Additionally, the Board of Directors has adopted a resolution reducing the size of the Board to nine members, effective immediately prior to the Annual Meeting.
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Samson Poomaihealani is the IAM’s designee to the Board of Directors, Mr. William S. Swelbar is the AFA’s designee to the Board of Directors and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. On November 9, 2015, Mr. Samson Poomaihealani notified the Company that he will resign as a member of the Board of Directors effective May 17, 2016. On February 3, 2016, the Board of Directors appointed Mr. Joseph Guerrieri, Jr. to the Board of Directors, effective May 17, 2016, to fill the vacancy created by Mr. Poomaihealani’s resignation, per the notification from the IAM of Mr. Guerrieri’s nomination to serve as the IAM’s designee upon Mr. Poomaihealani’s resignation. The Board of Directors has also affirmatively determined that Mr. Guerrieri is independent as defined by the NASDAQ listing standards and the applicable rules of the SEC. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors
Other than Mr. Gregory S. Anderson and Mr. Tomoyuki Moriizumi, who have not been nominated for re-election at the Annual Meeting, and Mr. Samson Poomaihealani, who will resign effective May 17, 2016, the name, age as of April 8, 2016, present principal occupation or employment and five-year employment history of each of our director nominees is set forth below. Each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700.

Name	Age	Position(s)
Lawrence S. Hershfield	59	Chair of the Board of Directors
Mark B. Dunkerley	52	Director, President and Chief Executive Officer
Earl E. Fry	57	Director nominee
Randall L. Jenson	47	Director
Crystal K. Rose	58	Director
Richard N. Zwern	61	Director
Special Preferred Stock Designees:
Joseph Guerrieri, Jr.	68	Director (IAM Designee) (will be appointed effective May 17, 2016)
William S. Swelbar	57	Director (AFA Designee)
Duane E. Woerth	67	Director (ALPA Designee)
Lawrence S. Hershfield. Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011 and currently serves as a member of the Board of Directors of Berkadia Commercial Mortgage Servicing Inc., the third‑largest commercial mortgage servicer in the United States, owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. Mr. Hershfield also serves as Chairman of the Board of 5D Robotics, Inc., a privately-held Carlsbad, CA-based company involved in technologies that facilitate autonomous movement of vehicles. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and since 2011 has served as a member of the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as a member of the Compensation Committee and as Chair of the Executive Committee. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.
Mark B. Dunkerley. Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian’s Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines, including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as Senior Vice President for British Airways’ Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawaii Visitors and Convention Bureau, Hawaii Business Roundtable, the Chamber of Commerce of Hawaii and Airlines for America (formerly Air Transport Association of America, Inc.). Mr. Dunkerley received a B.S. in Economics from the London School of Economics (1984) and a Master’s degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee. Mr. Dunkerley’s day-to-day leadership of the Company in his role as Chief Executive Officer allows him to contribute to the Board of Directors a deep understanding of the Company’s operations and of the challenges and opportunities facing our business.

Earl E. Fry. From December 1999 to August 2015, Mr. Fry served in various capacities at Informatica Corporation, an enterprise data integration software company, including Chief Financial Officer, Chief Administrative Officer and Executive Vice President, Global Customer Support and Services, and most recently as Chief Customer Officer and Executive Vice President, Operations Strategy. Mr. Fry has served on the Board of Directors of Xactly Corporation since September 2005 and on the Board of Directors of Central Pacific Financial Corp. since April 2005. Mr. Fry received a B.B.A. in Accounting from the University of Hawaii (1980) and has an M.B.A. from the Stanford Graduate School of Business (1984). Mr. Fry brings significant professional experience in the areas of finance, accounting and audit oversight to the Board of Directors, which allows him to contribute valuable insight and perspective.
Randall L. Jenson. Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. In July 2011, he was appointed and currently serves as President and Chief Financial Officer of Berkadia, a company engaged in the origination and servicing of commercial mortgages which is a joint venture of Berkshire Hathaway and Leucadia National Corporation. He is co-founder and currently serves as President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies.  From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from the Harvard University Graduate School of Business Administration (1997). Mr. Jenson serves as a member of the Audit Committee and the Governance and Nominating Committee. Mr. Jenson's familiarity with our business from his prior service as our Chief Financial Officer and Treasurer, allows him to contribute to the Board of Directors a valuable perspective on the financial operations of our business.

Crystal K. Rose. Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Lung Rose & Holma (1986 through present). Ms. Rose is currently the Lead Independent Director of the Board of Directors of Central Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the compensation and governance committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co, Ltd. Ms. Rose also serves on several civic boards. Ms. Rose has a J.D. from the University of California, Hastings College of Law (1982) and a B.S. from Willamette University (1979). Ms. Rose serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee and the Executive Committee. Ms. Rose’s legal experience, as a partner with Bays Lung Rose & Holma, as well as her experience as the Lead Independent Director of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee and Executive Committee.
Richard N. Zwern. Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern is Worldwide Director—Executive Development at WPP, the world’s largest communications and marketing services group. Mr. Zwern has spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu‑based Communications‑Pacific in 1980, acquired the firm with a partner in 1983, and served as president. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as Chief Executive. Mr. Zwern is a graduate of the University of Southern California and holds an M.B.A. from the University of Hawaii. He serves on the Board of Directors and is a member of the Executive Committee of the Hawaiian Humane Society. He also acts as a strategic advisor to Ho’okele Health Innovations, LLC, a Hawaii based healthcare coordination and technology company. Mr. Zwern serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee and the Audit Committee. Mr. Zwern’s deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on these aspects of our business to the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE SIX DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.
Special Preferred Stock Designees
Joseph Guerrieri, Jr. Mr. Guerrieri is a member of Guerrieri, Clayman, Bartos and Parcelli, P.C., a nationally recognized law firm specializing in labor and employment law primarily in the airline and railroad industries, which he founded in 1985. Mr. Guerrieri has assisted labor union clients in the negotiations of national collective bargaining agreements for, among others, airline pilots at Delta Airlines and ground employees at United Airlines, Southwest Airlines, Northwest Airlines, Trans World Airlines and US Airways. Prior to entering the private practice of law, Mr. Guerrieri served as an Assistant United States Attorney for the District of Columbia, where he served in the criminal, appellate and civil divisions. Mr. Guerrieri receivevd a B.A. in Political Science from the

University of Michigan (1969) and a J.D. from The George Washington University Law School (1972). Mr. Guerrieri is the IAM’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management - Special Preferred Stock.”
William S. Swelbar. Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology’s International Center for Air Transportation as well as Executive Vice President of InterVISTAS Consulting LLC. Mr. Swelbar has enjoyed a 30 year consulting career specializing in distressed labor negotiations and regulatory issues governing air transport. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and an M.B.A. from The George Washington University (1988). Mr. Swelbar is the AFA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock.”
Duane E. Woerth. Mr. Woerth has been a member of our Board of Directors since May 2014 and previously served on our Board of Directors from June 2009 to October 2010. From October 2010 to December 2013, Mr. Woerth served as U.S. Ambassador to the International Civil Aviation Organization. Mr. Woerth was a co-founder of Sojern, Inc. and served as its Senior Vice President of Airlines Relations from July 2007 to September 2010. From 1999 to 2007, he served as President of the Air Line Pilots Association (ALPA), the largest airline pilot union in the world. Prior to that, he worked as First Vice President, leading ALPA's international aviation initiatives from 1991 to 1998. Mr. Woerth also served on the Board of Directors of Northwest Airlines from 1993 to 1999. Additionally, he has over 20 years of pilot experience with Braniff and Northwest Airlines as well as the U.S. Air Force, from which he retired with the rank of Lt. Colonel. During his career, Mr. Woerth led the Department of Transportation (DOT) agency review team with special emphasis on the Federal Aviation Administration and was appointed by the DOT to lead one of two teams on aircraft to quickly propose and implement enhanced security measures following September 11th. Mr. Woerth received a B.S. in Accounting from the University of Nebraska (1970) and a M.A. in Public Administration from the University of Oklahoma (1975). Mr. Woerth is the ALPA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock.”
EXECUTIVE OFFICERS
The following table sets forth the names, ages as of April 8, 2016 and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	52	President and Chief Executive Officer of Holdings and Hawaiian
Aaron J. Alter	58	Executive Vice President, Chief Legal Officer and Corporate Secretary of Holdings and Hawaiian
Ron Anderson‑Lehman	52	Executive Vice President and Chief Administrative Officer of Hawaiian
Peter R. Ingram	49	Executive Vice President and Chief Commercial Officer of Hawaiian
Shannon L. Okinaka	41	Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian
Jonathan D. Snook	49	Executive Vice President and Chief Operating Officer of Hawaiian
Barbara D. Falvey	57	Senior Vice President, Human Resources of Hawaiian
Theo Panagiotoulias	45	Senior Vice President, Global Sales and Alliances of Hawaiian
The following is information with respect to the Company’s executive officers who are not also directors of the Company:
Aaron J. Alter. Mr. Alter has served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Hawaiian and Holdings since January 2016. Previously, Mr. Alter was a partner at Wilson Sonsini Goodrich & Rosati, where he practiced corporate and securities law since 1990. Mr. Alter received an A.B. in Economics and East Asian Studies from Harvard University (1979), an M.B.A from Harvard Business School (1985) and a J.D. from Harvard Law School (1985).

Ron Anderson-Lehman. Mr. Anderson‑Lehman has served as the Executive Vice President and Chief Administrative Officer of Hawaiian since February 2014. Mr. Anderson‑Lehman served as Senior Vice President and Chief Information Officer of Hawaiian since June 2012. Previously, Mr. Anderson‑Lehman worked at Continental Airlines for 10 years prior to joining Hawaiian as its Senior Vice President and Chief Information Officer, a position that he held from 2006 to 2010.

Mr. Anderson‑Lehman has over 25 years of experience in the airline and travel technology industry, having started his aviation career with United Airlines in April 1986. Mr. Anderson‑Lehman received a B.S. in Computer Science and a minor in Mathematics from Iowa State University (1985).
Peter R. Ingram. Mr. Ingram has served as the Executive Vice President and Chief Commercial Officer of Hawaiian since October 2011. Previously, Mr. Ingram served as Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian since November 2005. Mr. Ingram worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance‑related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).
Shannon L. Okinaka. Ms. Okinaka has served as the Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Executive Vice President and Chief Financial Officer of Hawaiian since May 2015. Previously, Ms. Okinaka had served as Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian since January 2015 and as Hawaiian’s Vice President – Controller since 2011. Ms. Okinaka joined Hawaiian in 2005 as Senior Director – Sarbanes Oxley Compliance and Special Projects. Ms. Okinaka received a Bachelor of Business Administration degree in Accounting and Management Information Systems from the University of Hawai‘i at Mānoa (1996).
Jonathan D. Snook. Mr. Snook has served as the Executive Vice President and Chief Operating Officer of Hawaiian in December 2015. Previously, Mr. Snook had served as Interim Chief Operating Officer since October 2015. Mr. Snook previously spent over 28 years at AMR Corporation/American Airlines, most recently as its Senior Vice President Customer Service since January 2013 and as its Vice President Operations Planning and Performance from March 2010 to January 2013.

Barbara D. Falvey. Ms. Falvey has served as Hawaiian’s Senior Vice President—Human Resources since July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent three years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and an M.S. in Organization Development from Pepperdine University (2003).
Theo Panagiotoulias. Mr. Panagiotoulias has served as Hawaiian's Senior Vice President – Global Sales and Alliances since August 2014. From March 2012 to July 2014, Mr. Panagiotoulias served as the Vice President and General Manager of Sabre, Inc. Prior to that, Mr. Panagiotoulias spent 15 years at American Airlines, where he held several key leadership positions in commercial and operational activities. Mr. Panagiotoulias is a graduate of Haileybury College (1987) in Melbourne, Australia.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2015 for our named executive officers, generally defined under the SEC’s proxy rules as a company’s chief executive officer, chief financial officer and the other three most highly compensated employees serving as executive officers at year-end. Our named executive officers who were employed at the end of 2015 are:

•	Mark B. Dunkerley, President and Chief Executive Officer;

•	Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer;

•	Peter R. Ingram, Executive Vice President and Chief Commercial Officer;

•	Ron Anderson-Lehman, Executive Vice President and Chief Administrative Officer; and

•	Barbara D. Falvey, Senior Vice President, Human Resources.
In addition, because he was employed for a portion of the year as our Chief Financial Officer, Scott E. Topping is also a named executive officer under the proxy rules. Throughout this Compensation Discussion and Analysis, when we refer to “named executive officers” we mean the named executive officers other than Mr. Topping, whose compensation we will address at the end.
The Compensation Committee administers the compensation policies and programs for our senior executives and our equity-based incentive compensation plans, and rewards strategies for all employees.
Executive Summary and Pay for Performance
The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers’ compensation opportunity is based on performance-based incentive or variable compensation.
We operate in a highly competitive industry and recognize that effective compensation strategies are critical in attracting and retaining key employees and maximizing stockholder value creation. The primary objectives of our compensation program, including our executive compensation program, are to attract, retain and motivate the best people available to help the Company achieve its long-term goals and objectives. Our executive compensation program rewards achieving specific goals set for the Company and those set for individual executives. We reward executive performance that meets or surpasses these established goals to align the interests of our executives with the long term interests of our stockholders, and there are adverse consequences for under-performance. We also seek to ensure that the total compensation opportunity provided to our key executives remains competitive relative to the compensation paid to similarly situated executives in the overall market and among our peer companies, taking into consideration the cost of living and challenges of attracting individuals and their families to the Company, often from a considerable distance. In this Compensation Discussion and Analysis, the phrase “our executives” refers to the executive officers of Hawaiian and the Company.
Good Compensation Governance Practices
Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc. ("Cook & Co."), stays informed of developing good executive compensation governance practices and strives to implement such practices as necessary to help the Company improve its programs and policies. The following are examples of our good compensation governance practices.

•	We conduct an annual Say on Pay advisory vote.

•
We have limited the upside potential for our annual incentive compensation payout to 200% of the target award opportunity for any individual participant (except for the CEO whose annual incentive opportunity is capped at 200% of his base salary, not his target award opportunity).

•	We have stock ownership and share retention guidelines for our executive officers and non-employee directors.

•	We do not have single trigger equity acceleration; instead, acceleration in connection with a change in control only is triggered by certain terminations of employment following a change in control.

•	We do not have golden parachute excise tax gross-ups.

•	100% of our Chief Executive Officer’s equity awards are subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

•
A substantial portion of our other executive officers’ equity awards are subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

•
The Compensation Committee directly engages Cook & Co. to assist with its evaluation of the potential risks of our compensation programs and policies, including the programs and policies for non-executive officers, and whether such programs and policies could potentially create risks that could have a material adverse effect on the Company.

•	We have implemented a clawback policy so that the Company may recover certain compensation in the event of certain financial restatements.
Compensation Advisers
The Compensation Committee has engaged the independent compensation consulting firm of Cook & Co. to assist it in executive compensation matters. In 2015, Cook & Co. served only the Compensation Committee and provided no services to the Company other than the services it provided to the Compensation Committee.
Compensation Committee Adviser Independence
The Compensation Committee has considered the independence of Cook & Co. under NASDAQ and SEC rules and has found no conflict of interest in Cook & Co.’s continuing to advise the Compensation Committee.
The Compensation Committee is also regularly advised by the Company’s primary corporate outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”). The Compensation Committee has considered the independence of WSGR under NASDAQ and SEC rules and has found no conflict of interest in WSGR’s continuing to advise the Compensation Committee.
The Compensation Committee intends to reassess the independence of its advisers at least annually.
Elements of Compensation
The Compensation Committee works closely with Cook & Co. and management to design an executive compensation program that emphasizes pay-for-performance in order to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of this program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities competitive with organizations with which we compete for executive talent; and (ii) linking executives’ compensation with our financial, operating and competitive performance. Our compensation program is designed to reward both individual and corporate performance and to create incentives to achieve superior operating performance in the current year and also for the long-term benefit of our business to align the interests of management with the long term interests of our stockholders.
The principal components of our executive compensation program (each discussed in detail below) are:

•	annual base salary;

•	short-term incentive compensation in the form of performance incentive payments payable in cash and/or stock units each year;

•	long-term incentive compensation, primarily in the form of equity-based performance awards;

•	severance and change in control benefits;

•	personal benefits or perquisites; and

•	general benefits.
Determining Amount of Each Element of Compensation
In determining the terms of employment agreements with our named executive officers and any incentive, equity-based or other additional compensation, the Compensation Committee reviews publicly available information regarding other companies with which we compete and other publicly-traded corporations in Honolulu, Hawaii; assesses our overall financial condition and the financial condition of the airline industry; consults, when appropriate, with its independent compensation consultant and with outside executive compensation counsel; and, for compensation payable to named executive officers (other than our Chief Executive Officer), consults with our Chief Executive Officer. Additional factors that may impact compensation decisions include the high cost of living in our headquarters city and the relocation distance that an executive officer may be asked to move his/her family. Although some elements of a particular named executive officer’s compensation may vary due to specific circumstances of such named executive officers, the Compensation Committee strives to set a total compensation package that is both equitable and informed by the processes described above.
In October 2014, the Compensation Committee reviewed the annual benchmarking study conducted by Cook & Co., and considered the information provided in this study when it established 2015 compensation levels for the named executive officers. In making these determinations, the Compensation Committee also considered data from (1) a “main” peer group of 9 similarly sized airlines and other companies in the transportation industry, (2) general industry survey data derived from companies with annual revenues between $1 billion and $3 billion; and (3) overall national cost of living differentials.
The following 10 companies made up the “main” peer group: Air Transport Services Group Inc., Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide Holdings, Hub Group Inc., JetBlue Airways Corporation, Republic Airways Holdings, Inc., SkyWest, Inc. and Spirit Airlines, Inc.
The Compensation Committee also considered data from four additional major independent airlines in the United States: American Airlines Group, Inc., Delta Airlines, Inc., Southwest Airlines Co., and United Continental Holdings, Inc. not for compensation data purposes, but for benchmarking pay practices and company performance. These airlines are substantially larger than the Company, so the Compensation Committee did not use this group of companies to benchmark named executive officer pay.
Finally, the Compensation Committee monitors the executive compensation practices and pay levels at three local publicly-traded Hawaiian companies: Alexander and Baldwin Inc., Bank of Hawaii Corporation and Hawaiian Electric Industries, Inc. The Compensation Committee uses this group to monitor local compensation trends but does not use this group to benchmark named executive officer compensation levels.
Annual Base Salary
Base salaries for our named executive officers are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer’s responsibility and are subject to adjustment based upon individual and Company performance. The base salary of each named executive officer for 2014 and 2015 is listed below. Any increases in salary were made in the judgment of the Compensation Committee, with input from the CEO about individuals other than himself, taking into consideration each executive’s skills, experience, performance and contributions, and expectations and requirements for the role. Compensation decisions are not based on benchmarking to a particular level of compensation, although market positioning is a factor taken into consideration.

Named Executive Officer	2014 Base Salary	Final 2015 Base Salary
Mark B. Dunkerley, President and Chief Executive Officer	$660,000	$700,000
Shannon L. Okinaka, Executive Vice President, Chief Financial Officer and Treasurer	$235,000	$375,000*
Peter R. Ingram, Executive Vice President and Chief Commercial Officer	$445,000	$455,000
Ron Anderson-Lehman, Executive Vice President and Chief Administrative Officer	$400,000	$410,000
Barbara D. Falvey, Senior Vice President, Human Resources	$340,000	$345,000
*Ms. Okinaka’s salary was increased to $265,000 in February 2015 when she became the interim Chief Financial Officer and in connection with her appointment to the position of Executive Vice President and Chief Financial Officer on May 21, 2015, her base salary was increased to $375,000 per year.
Short-Term Incentive Compensation
Short-term incentive compensation is based on an annual “balanced scorecard” performance incentive plan. 2015 annual performance incentives were awarded under our 2006 Management Incentive Plan (the “2006 Incentive Plan”), which was initially approved by our stockholders at our May 31, 2006 stockholders meeting and was reapproved by our stockholders on May 31, 2011. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee selects the executives that participate in the 2006 Incentive Plan (after considering the recommendations of the Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals, to determine the amount of incentive compensation payable to any participant, to provide for payment of incentives in cash, in stock or in units, and to make all other determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.

2015 Annual Incentive Compensation
The Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources, with advice from Cook & Co., collaborated in determining the financial and non-financial performance criteria to be used for the Company’s 2015 balanced scorecard incentive compensation plan.
In 2015, the achievement of financial and non-financial corporate performance goals was weighted 70% for corporate financial goals and 30% for the corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would result in payment of the named executive officers’ bonuses at the target level, and payments would be adjusted for achievement above or below the target levels in accordance with the plan.
In 2015, Mr. Dunkerley’s individual performance was weighted at 20% and corporate performance was weighted at 80%, Ms. Okinaka’s and Ms. Falvey’s and Messrs. Anderson-Lehman’s and Ingram’s individual performances were weighted at 25% and corporate performances were weighted at 75%. Mr. Dunkerley’s maximum bonus for 2015 was limited by the terms of his employment agreement to no more than 200% of his annual base salary.
The performance goals and the 2015 targets established by the Compensation Committee are described in the tables below. Each of these goals is weighted within its category as shown below.
As a threshold, before any payment is made, the Company must achieve earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) of at least 80% of budgeted adjusted EBITDAR. The Company’s adjusted EBITDAR can be calculated by adding the Company’s interest expense, depreciation and amortization expense and aircraft rent expense to its adjusted income before income taxes, each as reported in the financial statements to the Company’s 2015 Annual Report on Form 10-K, filed on February 8, 2016, and excluding any payments to be made under the 2015 incentive payment plans.
For the measures that compare the Company’s performance with that of its peers, the Company’s peer group consists of Alaska Air Group, Inc., Allegiant Travel Company, American Airlines Group, Inc., Delta Airlines, Inc., JetBlue Airways Corporation, Southwest Airlines Co., Spirit Airlines, Inc., and United Continental Holdings, Inc. This peer group was chosen because it includes the Company’s primary domestic competitors and also represents the industry participants against which the Company’s performance is typically benchmarked by investors.
Corporate Financial Performance Goals

Category	Measure	Target	Category Weight	Result
EBITDAR	Scale described below	$590.7M	40%	101%

Financial Performance			30%	140%
EBITDAR Margin	Comparative ranking with selected carriers	Targeted Level	20%	Target
Revenue per Available Seat Mile (RASM)	Absolute v. approved budget	98% - 102% of target	20%	98.0%
Cost per Available Seat Mile-Fuel Adjusted (CASM)	Absolute v. approved budget	99% - 101% of target	20%	96.7%
Adj Debt/Adj Book Capital	Year-end Percentage	75% - 80%	20%	79.0%
Return on Invested Capital	After Tax Percentage	7% - 8%	20%	16.5%
Achievement of adjusted EBITDAR of 80% of budget would result in an EBITDAR achievement of 86.2% of that category with that achievement increasing by approximately 1% for each 1% increase versus budget up to 94% of the budget. Achievement is flat at 100% for results that range from 94% of budgeted adjusted EBITDAR up to 106%. For each 1% increase above 106% of budget, the achievement increases by 1.4% up to 118%, then 2.8% to a maximum of 200% achievement at 148% of budget.
The corporate non-financial performance criteria and the 2015 targets established by the Compensation Committee are divided into three categories described in the table below: Carrier of Choice, One Ohana and World Class Airline. To determine a named executive officer’s incentive compensation attributable to the 30% weighted corporate performance score for non-financial performance, the goals are weighted as shown below.
Corporate Non-Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Carrier of Choice			9%	140%
Travel and Leisure Magazine (TL) and Conde Nast (CN) Surveys	Published ranking with other carriers serving Hawaii	2nd	25%	1st HI/3rd Domestic
Airline Quality Rankings Survey	Comparative ranking with other carriers	5th - 7th	25%	4th
CSAT	Net Promoters Score	60.1 - 65.0	50%	63.3%

One Ohana			9%	40%
Employee Survey	Survey scores on benchmark questions	7.5 - 8.5	20%	7.3
Employee Survey	Net Promoters Score	23% - 26%	20%	8%
Employee Survey	Engagement Score	69% - 71%	20%	58%
Total Hours of Lost Time as a Percent (%) of Paid Hours	Annual lost time hours as a result of occupational injury as a Percent (%) of Paid Hours	1.71% - 1.79%	20%	3.42%
Total Sick Pay	Percentage of Total Payroll	3.61% - 3.8%	20%	3.36%

World Class Airline			12%	80%
Number of Regulatory Infractions and A4A Reported Damage	A4A standard measure, reportable mishaps plus regulatory fines (annual number)	31 - 37	25%	43
Operational Performance Score	Overall numerical score (annual average of monthly scores)	6.3 - 6.6	50%	6.58
On-time Arrivals (DOT Survey)	Published comparative ranking with other carriers (11/2014 - 10/2015)	2nd - 3rd	8.3%	1st
Baggage Handling (Baggage Irregularity Reports, DOT Survey)	Published comparative ranking with other carriers (11/2014 - 10/2015)	3rd	8.3%	4th
Cancellations (DOT Survey)	Published comparative ranking with other carriers (11/2014 - 10/2015)	3rd	8.3%	1st
For 2015, the Compensation Committee measured the individual performance of our Chief Executive Officer based on its review of Mr. Dunkerley’s performance relative to the Company’s strategic objectives and the Company’s overall performance. The Chief Executive Officer established the criteria upon which to measure the individual performance of each of the other named executive officers. Individual objectives for each of the named executive officers other than the Chief Executive Officer reflect each named executive officer’s departmental and corporate responsibilities. Ms. Okinaka’s individual performance objectives were related to the Company’s financial performance compared to goals. Mr. Anderson-Lehman’s individual performance objectives were related to the Company’s information technology, human resources, legal, strategic procurement, and facilities performance compared to goals. Mr. Ingram’s individual performance objectives were related to the Company’s revenue performance compared to goals. Ms. Falvey’s individual performance objectives were related to the Company’s human resources performance compared to goals.
Regarding individual performance, our Chief Executive Officer met with and evaluated each other named executive officer’s performance during 2015 and recommended overall individual performance scores to the Compensation Committee for approval based on his assessment of each named executive officer’s performance relative to his or her individual objectives. The score for Mr. Dunkerley was based on the Compensation Committee’s assessment of Mr. Dunkerley’s overall performance, considering the Company’s performance relative to its peers.

Based on his or her individual performance scores and the Company’s performance relative to the financial and non-financial corporate performance goals, each named executive officer received the amount reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below. The Compensation Committee believes that the annual incentives paid to its named executive officers for fiscal year 2015 are appropriate in light of the Company’s and each individual’s performance in 2015.
Long-Term Incentive Compensation
The Compensation Committee believes that granting equity-based awards creates an incentive to promote our long-term interests and generally aligns the potential economic benefit to our executives from those awards with the interests of our stockholders. Equity-based awards are granted by the Compensation Committee to our named executive officers after considering the recommendations of our Chief Executive Officer (except regarding his own awards).
2015 Equity Compensation
For fiscal 2015, the Compensation Committee granted a combination of time-based and performance-based restricted stock units (“RSUs”) to all executives, except the awards granted to our Chief Executive Officer which were 100% performance-based. The Compensation Committee determined that both the performance-based and time-based RSU grants provide retention incentives. The time-based RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to the employee’s continued service. The performance-based RSUs are subject to both a continued service requirement and financial performance criteria, allowing for the performance-based award to range between 0% and 200% of the target award opportunity. The vesting of these RSUs is subject to double-trigger accelerated vesting if certain terminations of employment occur following a change in control.
In February 2015, the Compensation Committee, following consultation with Cook & Co., granted RSUs to Messrs. Dunkerley, Anderson-Lehman, and Ingram, and Ms. Okinaka and Ms. Falvey as part of the Company’s annual equity grant practice (described more fully under the heading “Determination of Equity-Based Awards Grant Dates” below). Mr. Dunkerley was granted 85,470 RSUs (discussed fully in the following paragraph), Ms. Okinaka was granted 11,111 RSUs in February and an additional 12,346 RSUs in May 2015 in connection with her promotion, Mr. Anderson-Lehman was granted 23,504 RSUs, Mr. Ingram was granted 23,504 RSUs, Ms. Falvey was granted 11,538 RSUs. For the named executive officers (other than Mr. Dunkerley), 50% of the RSUs granted were subject to time-based vesting and 50% were subject to performance-based vesting (on criteria described below). The maximum number of the performance-based RSUs that can be earned by these named executive officers is 200% of the covered shares. Accordingly, the maximum number of shares that may potentially be earned subject to the RSUs addressed above, other than for our Chief Executive Officer, is 35,186 shares for Ms. Okinaka, 35,256 shares for Mr. Anderson-Lehman, 35,256 shares for Mr. Ingram, and 17,307 shares for Ms. Falvey.
The performance-based RSUs for these named executive officers become eligible to vest at the first regularly scheduled Compensation Committee meeting in 2018 assuming continued employment through such date. Vesting will be based on the following table, with performance below a threshold ROIC resulting in the lower percentage achievement (e.g., 5.49% ROIC results in 0% achievement).

ROIC (after tax)	% of PSUs Vesting
Less than 5.5%	0%
5.5%	20%
6.0%	40%
6.5%	60%
7.0%	80%
7.5%	100%
8.0%	100%
8.5%	100%
9.0%	120%
9.5%	140%
10.0%	160%
10.5%	180%
11.0%	200%
Mr. Dunkerley’s 2015 RSU award was comprised of two separate performance-based awards. One was an RSU award covering 56,980 shares (the “First Award”). The second restricted stock unit award covered a target of 28,490 shares, up to a maximum of 200% of such target number (the “Second Award”). The First Award becomes eligible to vest if the Company achieves pre-tax net profits, determined in accordance with U.S. generally accepted accounting principles, of at least $1,000,000 over any two consecutive Company fiscal quarters that begin after the grant date and prior to January 1, 2018 (the “Performance Goal”). Upon achievement of the Performance Goal, the shares covering the First Award will vest as to 1/3 on each of February 3, 2016, February 3, 2017, and February 3, 2018, subject to Mr. Dunkerley’s continued employment with the Company through each relevant date. If the Performance Goal has not been achieved on a potential vesting date, the portion of the First Award that otherwise could have vested on such vesting date will remain eligible to vest and will vest, if the Performance Goal is deemed achieved no later than January 1, 2019, as of the date of determination of achievement.
The Second Award becomes eligible to vest as to 1/3 the target shares covering the Second Award at the first regularly scheduled compensation committee meeting in each of 2016 through 2018 assuming continued employment through such date. Vesting will be based on the following table, with performance below a threshold ROIC resulting in the lower percentage achievement (e.g., 5.49% ROIC results in 0% achievement).

ROIC (after tax)	% of PSUs Vesting
Less than 5.5%	0%
5.5%	20%
6.0%	40%
6.5%	60%
7.0%	80%
7.5%	100%
8.0%	100%
8.5%	100%
9.0%	120%
9.5%	140%
10.0%	160%
10.5%	180%
11.0%	200%
In the event of termination of employment in connection with a change in control, all of an executive’s RSUs become fully vested (and with respect to the performance-based RSUs at the target, not the maximum, level if the performance period has not yet ended) subject to such executive’s execution and non-revocation of a release of claims and will be delivered to such executive on the 29th day following such executive’s employment termination date or such later date as required to avoid the imposition of additional taxes. Any unpaid RSUs are forfeited automatically if the named executive officer is terminated for cause or voluntarily terminates his or her employment. In addition, Mr. Dunkerley has certain vesting acceleration benefits related to his performance-based RSUs upon his termination of employment, as described in greater detail in the section entitled “Mr. Dunkerley’s Severance and Change in Control Benefits.”
Long-Term Disability Benefits and Life Insurance
Besides the general benefits available to all employees (described below), the Company maintains a long-term disability plan for its executives, including the named executive officers. Under the Company’s executive long-term disability plan, the Company’s named executive officers are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month, for non-occupational injury or illness until such executive reaches age 65 or for 12 months after such executive reaches age 65. The Company also pays the premiums on a $300,000 life insurance policy for Mr. Dunkerley.
Peter R. Ingram Retention Agreement
In May 2015, in recognition of his performance and potential, the Compensation Committee approved a cash retention bonus of $500,000 to Peter R. Ingram, payable as a single lump sum on April 1, 2018, subject to his continued employment with the Company through March 1, 2018. If Mr. Ingram’s employment is terminated by the Company before March 1, 2018 under circumstances that would otherwise entitle him to severance benefits under his employment agreement with the Company, then he will be entitled to a prorated portion of the cash retention bonus. If a Change in Control occurs prior to March 1, 2018, Mr. Ingram will be entitled to the full cash retention bonus.
Severance and Change in Control Benefits
The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers. Through severance benefits, the Company seeks to ensure the applicable named executive officer’s commitment to the Company by providing income stability and protection in the event of such named executive officer’s termination of employment in certain situations.
Double-Trigger Vesting Acceleration
Through change in control benefits, the Company seeks to provide each named executive officer with an incentive to remain with the Company through a potential period of uncertainty presented by a change in control. Equity awards granted to our named executive officers will accelerate vesting only in the event of certain terminations of employment following a change in control, or a “double-trigger,” and do not provide for single-trigger change in control vesting.
Mr. Dunkerley’s Severance and Change in Control Benefits
Under his employment agreement, if Mr. Dunkerley’s employment is terminated without “cause” or by Mr. Dunkerley for “good reason” (as such terms are defined in the employment agreement) on or before January 1, 2017, then subject to Mr. Dunkerley entering into and not revoking a release of claims in favor of the Company (a “Release”), Mr. Dunkerley will receive a lump-sum cash payment equal to three times his annual base salary and three times the average annual bonus he received in the prior 36 months, up to a maximum payment of $4,000,000. In such event, Mr. Dunkerley also will receive:

(i)
a prorated annual bonus, subject to the attainment of the applicable performance metrics, and with a rating of 1.0 for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m);

(ii)
100% vesting acceleration of the First Award and any other full-value awards subject to performance-based vesting similar to the First Award as to which the applicable performance metrics already have been satisfied or deemed satisfied;

(iii)
with respect to the First Award and any other full-value awards subject to performance-based vesting similar to the First Award as to which the applicable performance metrics have not yet been satisfied or deemed satisfied, such awards will remain outstanding following Mr. Dunkerley’s employment termination until the date that the determination is made regarding the extent of achievement of the applicable performance metric, and will become fully vested to the extent that the applicable performance metric is satisfied by January 1, 2017;

(iv)
100% vesting acceleration of the Second Award and any other full-value awards subject to performance-based vesting similar to the Second Award as to which the Performance Goal or other similar applicable performance metric has been satisfied as of the date of Mr. Dunkerley’s employment termination, that have not yet completed their applicable performance period, but only to the extent such awards satisfy the applicable performance metrics as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(v)
with respect to the Second Award and any other full-value awards subject to performance-based vesting similar to the Second Award, that have not yet completed their applicable performance period and as to which the Performance Goal or other similar applicable performance metric is not certified as having been satisfied prior to Mr. Dunkerley’s date of employment termination, such awards will remain outstanding until the date that the determination is made regarding the extent of achievement of the Performance Goal or similar applicable performance metric, upon which all or a portion of such awards will become fully vested if the Performance Goal or similar applicable performance metric is satisfied by January 1, 2017, but only to the extent the applicable performance metrics are satisfied as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(vi)	in lieu of subsidized health benefits after termination of employment, $3,000 per month through January 1, 2017;

(vii)	continued life insurance and disability benefits until January 1, 2017;

(viii)	continued travel benefits (as described below) until January 1, 2017 as if he remained an employee through such date;

(ix)
after January 1, 2017, certain benefits for Mr. Dunkerley, his parents, spouse or domestic partner, and his dependents to travel on the Company’s commercial flights for the remainder of Mr. Dunkerley’s life; and

(x)	reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii.
Subject to Mr. Dunkerley (or, in the event of his death, his beneficiary) entering into a Release, (a) if Mr. Dunkerley’s employment is terminated after January 1, 2017 without cause and not as a result of his death, he will receive the travel benefits described in clause (ix) above, and (b) if Mr. Dunkerley’s employment terminates prior to January 1, 2017 due to his death or disability or after January 1, 2017, then he will receive the relocation reimbursements described in clause (x) above. If Mr. Dunkerley’s employment terminates due to his death or disability, he will receive: (A) a prorated annual bonus subject to achievement of the applicable performance metrics; (B) the vesting benefits described in clause (iii) above, except that Mr. Dunkerley will be entitled only to the vesting of the portion of each award as to which he has satisfied the service-based vesting requirements; and (C) with respect to the equity awards described in clauses (iv) and (v) above, such awards will remain outstanding and be earned and paid as if Mr. Dunkerley had remained employed for the entire applicable performance period, except that Mr. Dunkerley will be entitled only to the vesting of that portion of each award as to which he has satisfied the service-based vesting requirements.
Under his employment agreement, Mr. Dunkerley is subject to confidentiality (during and after his employment), non-competition (through January 1, 2017 and 12 months after employment termination), and non-disparagement and non-solicitation provisions (through January 1, 2017 and 24 months after employment termination). If any payment or benefits to Mr. Dunkerley results in any excise tax (or related interest or penalties) under Internal Revenue Code Sections 280G or 4999, such payments and benefits either will be paid in full or reduced to a level such that the excise taxes are not imposed, whichever provides a better after-tax result for Mr. Dunkerley.
Severance Benefits for Mr. Ingram
Under the employment agreement with Mr. Ingram, if he is terminated other than for cause, and subject to his entering into and not revoking a release of claims in favor of the Company, he will receive the following severance benefits:

•	a lump-sum payment of one year’s base salary;

•	a lump-sum payment of one year’s COBRA premiums for group medical and dental coverage; and

•
a pro-rated annual bonus for the year of termination, subject to the attainment of the applicable performance metrics, and with an “on-target” rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

Severance Benefits for Ms. Okinaka, Mr. Anderson-Lehman, and Ms. Falvey
Under the executive severance agreements with Ms. Okinaka, Mr. Anderson-Lehman, and Ms. Falvey, if they are terminated other than for “cause” or voluntarily terminate for “good reason” (as defined in their severance agreements), and subject to their entering into and not revoking a release of claims in favor of the Company, they will receive the following severance benefits:

•	a lump-sum payment of one year’s base salary;

•	twelve months’ payment of $3,000 per month in lieu of subsidized COBRA or other benefits; and

•
a pro-rated annual bonus for the year of termination, subject to the attainment of the applicable performance metrics, and with an “on-target” rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

The benefits payable to each named executive upon termination or a change in control under their agreements are reported more fully under the heading “Potential Payments Upon Termination or Change in Control,” below.
Personal Benefits
Each named executive officer and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. The Compensation Committee has provided this benefit after conferring with Cook & Co. and determining that this benefit is typical in the airline industry. Named executive officers are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. In providing this benefit, the Compensation Committee determined that similar tax reimbursements are typical in the airline industry and that such a benefit represents an immaterial expense to the Company based on historical use of travel privileges.
Our executive officers receive two additional personal benefits. First, following retirement from the Company after age 40 and at least ten years of service, or after age 55 and at least five years of service, former executives will be eligible for unlimited travel on Company flights. The former executive will be responsible for all taxes on this benefit.
Second, if named executive officers retire following five years of service, the Company will provide them with access-only medical and prescription drug coverage for the former named executive officer and their eligible dependents until the end of the month in which the executive becomes Medicare eligible. The premiums for such coverage are fully payable by the former executives, with a cost significantly higher than for active employees, such that it is expected that this benefit will be approximately cost-neutral to the Company.
In addition, Mr. Dunkerley is provided a $1,000 per month automobile allowance pursuant to the terms of his employment agreement.
General Benefits
The Company’s named executive officers, like all eligible employees of the Company, are eligible to participate in the Company’s health and welfare benefit plans and retirement savings plan (a 401(k) plan). The availability of such plans to the Company’s employees generally is essential to attracting and retaining a productive workforce.
Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation
The Compensation Committee considers various factors in designing a compensation program that provides the appropriate mix of long-term/short-term and cash/non-cash compensation. These factors include the motivational value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing such compensation; and whether providing such compensation will help us achieve our long-term corporate objectives. This allows us to direct our resources to the incentives that are most likely to attract and retain top executives and motivate desired behaviors, thereby improving the likelihood of enhanced financial performance and stockholder value creation. We award long-term incentive compensation to achieve a variety of objectives, including retaining talented executives, aligning executives’ financial interests with the interests of stockholders, rewarding the achievement of our long-term corporate goals, and lengthening executives’ time horizons and focusing their attention on creating stockholder value for the long term. In determining the mix of compensation, the Compensation Committee also considers the cost and dilutive impact of each element of compensation, and our ability to pay compensation in cash, as opposed to stock or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions
As previously described in greater detail under the heading “Short-Term Incentive Compensation,” in 2015, the Compensation Committee considered both financial and non-financial performance targets, the achievement of which would contribute to the ability of the Company to obtain its financial, operating and strategic goals. As described above, the Company’s financial performance targets include EBITDAR margin, revenue per available seat mile (“RASM”) relative to objectives, fuel price adjusted cost per available seat mile (“CASM”) relative to objectives, adjusted debt to adjusted book capital, and return on invested capital. As described above, the Company’s 2015 non-financial performance targets measured operational excellence, customer satisfaction, and employee satisfaction. Under these categories, the Compensation Committee evaluated the Company’s 2015 performance and awarded 2015 Annual Incentive Compensation in the amounts reported in the Summary Compensation Table below and as detailed in the discussion under the subheading “2015 Annual Incentive Compensation.”
Compensation Committee Discretion
The Compensation Committee determined that in administering the Company’s current annual cash incentive compensation program, it would retain discretion to reduce the amount of incentives payable to named executive officers in the event a purely mathematical application of the performance criteria under such program results in potential incentive payments that do not properly reflect the Company’s financial performance or such executives’ performance for such year.
Determination of Equity-Based Awards Grant Dates
The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted equity-based compensation at the following times: (i) shortly after a new executive’s start date, and (ii) once per year under the stock incentive plan (the “Stock Incentive Plan”). For discretionary equity-based awards to named executive officers other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer to the Compensation Committee for its consideration and potential approval. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news that might affect the price of our common stock.
Stock Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership
In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company’s common stock equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary, as set forth below, and (ii) the number of shares determined by dividing the dollar amount determined as a multiple of annual base salary by the closing sales price of the Company’s common stock on February 7, 2011 for individuals who were executive officers on such date (or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain at least this amount throughout his or her tenure as an executive officer. The base salary multiples are as follows:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary
These guidelines also apply to any newly hired executive officers.
Our non-employee directors are expected to accumulate and hold a number of shares of the Company’s common stock equal to or greater than the lesser of (i) three times his or her annual retainer for service on the Board (excluding additional retainers associated with committee or chairman service, if any) and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company’s common stock on February 7, 2011 for individuals who were non-employee directors on such date (or the closing price on the first day they became non-employee directors if they were not non-employee directors on that date), and to maintain this minimum amount throughout his or her tenure on the Board. Similar guidelines apply to any newly elected non-employee directors.
The stock ownership guidelines are expected to be achieved within five years for each executive officer and non-employee director, or within five years from the date service commences for new executive officers and non-employee directors. Unexercised stock options do not count for the purposes of computing shares held. Until the guidelines are achieved, our executive officers and non-employee directors are required to retain at least 50% of the net after-tax shares received as a result of exercising options or the delivery of full-value awards. We have no policies regarding hedging the economic risk of such ownership, although our Code of Ethics strictly prohibits trading in our securities while in the possession of material, non-public information regarding the Company.
Risk Assessment
Cook & Co. assisted the Compensation Committee with its evaluation of the potential risks inherent in the Company’s executive and non-executive compensation programs. In early 2015, Cook & Co. evaluated the Company’s executive and non-executive compensation programs and provided a report to the Compensation Committee for its consideration. The report concluded that:

•	Incentive plans are well-aligned with compensation design principles that generally follow best practices,

•	Compensation plans and policies are evaluated at least annually and monitored by an independent compensation committee who has the authority to amend or terminate such plans or policies at any time,

•	The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function,

•
Management incentives are capped at 200% of the target award opportunity for all participants (200% of salary for the CEO) and plan performance measures are broadly determined so as to create a balanced approach to paying incentives,

•	The equity plan is carefully managed as to overall participation, allocation of individual awards, and overall usage rates,

•	Equity awards have multi-year vesting periods with performance vesting criteria being added to one-half of the new equity awards beginning in 2011,

•	Severance plans are closely managed and do not provide excessive severance benefits,

•	Stock ownership and retention guidelines were adopted to encourage management and non-employee director ownership in the Company and alignment of their interests with shareholders,

•	A clawback provision was adopted in relation to the Company’s management incentive plans, in the event of certain restatements of the Company’s financials.
Based on the Cook & Co., report and its own analysis, the Compensation Committee determined that the Company’s compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.
2015 Say on Pay Advisory Vote; Frequency of Say on Pay Advisory Vote
On May 21, 2015, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a Say on Pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 96.6% of stockholder votes cast in favor of our 2015 Say on Pay resolution. After considering this result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. We will hold an annual advisory stockholder vote to approve our named executive officer compensation until considering the results of our next Say on Pay frequency vote.
Tax and Accounting Treatment
Section 162(m)
Favorable tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Compensation Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of key executives than on maximizing tax deductibility. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company’s chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) will qualify. The Compensation Committee has in the past and will in the future establish compensation that does not qualify to be exempt from the $1 million limitation when it believes that it is appropriate to meet its compensation objectives.

Accounting Treatment
The Company accounts for stock-based compensation in accordance with the requirements of ASC 718. The Company also considers ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.
The Role of Executive Officers in the Compensation Process
The Chief Executive Officer makes recommendations to the Compensation Committee for its consideration on the base salary and incentive compensation of all executive officers other than himself. The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers, although our Chief Financial Officer and Senior Vice President-Human Resources assist in providing relevant financial performance and historical compensation data to the Compensation Committee for their consideration in making decisions about compensation.
Compensation Recovery Policy (Clawback)
On the recommendation of the Compensation Committee, the Board adopted the Company’s “Recoupment Policy Relating to Incentive Compensation of Participants” for any bonus or incentive compensation paid after January 1, 2009. Under the Company’s clawback policy, if any incentive compensation paid to a participant in the Company’s annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board or a committee thereof. The Company’s policy does not authorize the Company to recover any incentive compensation awarded more than two years prior to the date the applicable financial restatement is disclosed.
Scott Topping’s Compensation
Mr. Topping served as our Executive Vice President, Chief Financial Officer and Treasurer until January 12, 2015. In connection with his separation from the Company and in exchange for signing a release of claims against the company, Mr. Topping was paid his base salary until the first anniversary of his last day of employment and he received a prorated bonus for calendar year 2015.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Compensation Committee Crystal K. Rose, Chair Gregory S. Anderson Lawrence S. Hershfield Richard N. Zwern

April 8, 2016

Summary Compensation Table
The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2015, 2014, and 2013 to (1) the Chief Executive Officer, (2) the Chief Financial Officer, (3) our former Chief Financial Officer, and (4) the three most highly compensated executive officers, for fiscal year 2015, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)
Mark B. Dunkerley	2015	695,000	—	1,599,999	936,000	44,328	(3)	3,275,327
President and Chief Executive Officer	2014	655,625	—	1,418,538	984,725	45,057		3,103,945
	2013	625,000	—	1,373,968	401,078	44,152		2,444,198
Shannon L. Okinaka	2015	328,371	—	513,932	235,339	48,134	(4)	1,125,776
Executive Vice President, Chief Financial
Officer and Treasurer
Peter R. Ingram	2015	453,750	—	439,994	360,400	45,387	(5)	1,299,531
Executive Vice President and Chief	2014	441,250	—	520,838	421,802	44,739		1,428,629
Commercial Officer	2013	413,125	—	366,396	136,897	45,614		962,032
Ron Anderson-Lehman	2015	408,750	—	439,994	248,062	25,281	(6)	1,122,087
Executive Vice President and Chief	2014	400,000	—	520,838	310,416	54,728		1,285,982
Administrative Officer	2013	347,500	—	274,798	109,694	269,638		1,001,630
Barbara D. Falvey	2015	344,375	—	215,992	218,890	38,975	(7)	818,232
Senior Vice President, Human Resources
Scott E. Topping	2015	42,500	—	—	—	380,318	(8)	422,818
Former Executive Vice President, Chief	2014	338,750	—	331,436	245,678	37,138		953,002
Financial Officer and Treasurer	2013	330,000	—	320,590	100,918	33,340		784,848

(1)
Represents the grant date fair value of restricted stock and restricted stock unit awards, as calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, or ASC 718. The following table reflects the aggregate grant date fair value of the 2015 RSUs granted if they were to vest at the maximum level:

Name	RSUs Maximum Value ($)
Mark B. Dunkerley	2,133,331
Shannon L. Okinaka	770,907
Peter R. Ingram	659,992
Ron Anderson-Lehman	659,992
Barbara D. Falvey	323,987

(2)	The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(3)
This amount includes (i) the Company’s contributions to Mr. Dunkerley’s 401(k) savings account, (ii) a car allowance (iii) paid insurance premiums, (iv) reimbursement of taxes related to flight benefits in the amount of $1,876, and (v) the aggregate incremental cost to the Company of such flight benefits.

(4)
This amount includes (i) the Company’s contributions to Ms. Okinaka's 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $12,828, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(5)
This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to travel benefits in the amount of $11,101, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(6)
This amount includes (i) the Company’s contributions to Mr. Anderson-Lehman’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to travel benefits in the amount of $3,979, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(7)
This amount includes (i) the Company’s contributions to Ms. Falvey’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $7,926, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(8)	This amount includes (i) the Company’s contributions to Mr. Topping’s 401(k) savings account, (ii) paid insurance premiums, and (iii) severance payments in the amount of $376,000.

Grants of Plan-Based Awards
The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2015 to each of the executive officers named in the Summary Compensation Table. Mr. Topping’s employment with the Company terminated effective February 15, 2015 and no grants of awards were made to Mr. Topping during the fiscal year ended December 31, 2015.

Name	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Mark B. Dunkerley	2/3/2015	(5)	—	—	—	—	56,980	56,980	—	1,066,666
	2/3/2015	(6)	—	—	—	—	28,490	56,980	—	533,333
			—	936,000	—	—	—	—	—	—
Shannon L. Okinaka	2/3/2015		—	—	—	—	5,556	11,112	—	104,008
	2/3/2015		—	—	—	—	—	—	5,555	103,990
	5/21/2015		—	—	—	—	6,173	12,346	—	152,967
	5/21/2015		—	—	—	—	—	—	6,173	152,967
			—	235,339	—	—	—	—	—	—
Peter R. Ingram	2/3/2015		—	—	—	—	11,752	23,504	—	219,997
	2/3/2015		—	—	—	—	—	—	11,752	219,997
			—	360,400	—	—	—	—	—	—
Ron Anderson-Lehman	2/3/2015		—	—	—	—	11,752	23,504	—	219,997
	2/3/2015		—	—	—	—	—	—	11,752	219,997
			—	248,062	—	—	—	—	—	—
Barbara D. Falvey	2/3/2015		—	—	—	—	5,769	11,538	—	107,996
	2/3/2015		—	—	—	—	—	—	5,769	107,996
			—	218,890	—	—	—	—	—	—

(1)
This column reports the target bonus each named executive officer was eligible to earn in 2015 pursuant to the Company’s 2006 Management Incentive Plan. Each named executive officer’s bonus may be limited by the Company’s bonus pool as described in the Compensation Discussion and Analysis section above. Mr. Dunkerley’s employment agreement provides for a maximum bonus of 200% of his base salary.

(2)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to performance‑based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares, except for the RSUs granted to Mr. Dunkerley which are described in footnotes 5 and 6 below.

(3)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to time-based vesting and vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant.

(4)	This column shows the fair value of each RSU calculated in accordance with ASC 718.

(5)
Mr. Dunkerley was granted RSUs covering 56,980 shares on February 3, 2015, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2019 (the “2015 Type A Performance Metric”). Subject to achieving the 2015 Type A Performance Metric, 1/3 of the shares shall vest on February 4, 2016, 1/3 of the shares shall vest on February 4, 2017 and 1/3 of the shares shall vest on February 4, 2018, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date.

(6)
Mr. Dunkerley was granted RSUs covering a target of 28,940 shares and a maximum of 56,980 shares on February 3, 2015, which shall vest after certification of results at the first regularly scheduled Compensation Committee meeting in each of

2016-2018 with 1/3 eligible to vest each year. Vesting is performance-based and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2015, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table. Mr. Topping’s employment with the Company terminated effective February 15, 2015, and he had no outstanding equity awards on the last day of the fiscal year ended December 31, 2015.

	Option Awards						Stock Awards
	Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark B. Dunkerley	2/7/2013	(1)					53,566	1,892,487
	2/7/2013	(2)							80,349	2,838,730
	2/4/2014	(3)					65,152	2,301,820
	2/4/2014	(4)							32,442	1,146,176
	2/3/2015	(5)					56,980	2,013,103
	2/3/2015	(6)							28,490	1,006,552
Shannon L. Okinaka	2/7/2013	(7)					2,678	94,614
	2/7/2013	(7)							8,035	283,877
	2/4/2014	(7)					4,398	155,381
	2/4/2014	(7)							6,597	233,072
	2/3/2015	(7)					5,555	196,258
	2/3/2015	(7)							5,556	196,293
	5/21/2015	(7)					6,173	218,092
	5/21/2015	(7)							6,173	218,092
Peter R. Ingram	11/12/2007	(8)	50,000	—	4.95	11/12/2017
	2/7/2013	(8)					10,713	378,490
	2/7/2013	(8)							32,140	1,135,506
	2/4/2014	(8)					17,916	632,972
	2/4/2014	(8)							26,875	949,494
	2/3/2015	(8)					11,752	415,198
	2/3/2015	(8)							11,752	415,198
Ron Anderson-Lehman	2/7/2013	(9)					8,035	283,877
	2/7/2013	(9)							24,105	851,630
	2/4/2014	(9)					17,916	632,972
	2/4/2014	(9)							26,875	949,494
	2/3/2015	(9)					11,752	415,198
	2/3/2015	(9)							11,752	415,198
Barbara D. Falvey	2/7/2013	(10)					6,695	236,534
	2/7/2013	(10)							20,087	709,674
	2/4/2014	(10)					8,795	310,727
	2/4/2014	(10)							13,193	466,109
	2/3/2015	(10)					5,769	203,819
	2/3/2015	(10)							5,769	203,819

(1)
Mr. Dunkerley was granted RSUs covering 160,698 shares on February 7, 2013, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2017 (the “2013 Type A Performance Metric”). The Compensation Committee certified that the 2013 Type A Performance Metric was satisfied on November 19, 2013. 1/3 of the shares vested on February 7, 2014, 1/3 of the shares vested on February 7, 2015 and 1/3 of the shares vested on February 7, 2016.

(2)
Mr. Dunkerley was granted RSUs covering a target of 80,349 shares and a maximum of 120,524 shares on February 7, 2013, which shall become eligible to vest (i) if the Type A Performance Metric (as defined in footnote 1 above) has been achieved prior to the date of the first regularly scheduled Compensation Committee meeting following February 7, 2016 (but no more than 60 days following such date), and (ii) based on the Company’s achievement of the Type B Performance Metric (as defined below) . The Compensation Committee certified that the Type A Performance Metric was satisfied on November 19, 2013. The Type B Performance Metric is the Company’s relative total stockholder return as compared to ten peer companies for the period commencing on February 7, 2013 and ended on February 7, 2016. The amount shown for the RSUs is the target vesting level, and they can be earned from 0% to 150% of the shares at the target vesting level subject to the Company’s performance under the Type B Performance Metric. If these shares become eligible to vest, Mr. Dunkerley must have remained an employee through February 7, 2014, in order for 1/3 of the shares to vest, through February 7, 2015, for the next 1/3 of the shares to vest, and through February 7, 2016, for the remaining 1/3 of the shares to vest. Vesting of the RSUs as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(3)
Mr. Dunkerley was granted RSUs covering 97,728 shares on February 4, 2014, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2018 (the “2014 Type A Performance Metric"). The Compensation Committee certified that the 2014 Type A Performance Metric was satisfied on February 5, 2015. As a result, 1/3 of the shares vested on February 4, 2015, 1/3 of the shares vested on February 4, 2016 and 1/3 of the shares shall vest on February 4, 2017, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(4)
Mr. Dunkerley was granted RSUs covering a target of 48,864 shares and a maximum of 97,728 shares on February 4, 2014, which shall vest after certification of results at the first regularly scheduled Compensation Committee meeting in each of 2015-2017 with 1/3 eligible to vest each year. Vesting is performance-based and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. The Compensation Committee certified that the performance metric as to 1/3 of the target number of shares at the 140% level was satisfied on February 5, 2015, and as to 1/3 of the target number of shares at the 200% level was satisfied on February 3, 2016. Vesting of the RSUs is accelerated upon Mr. Dunkerley's termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(5)
Mr. Dunkerley was granted RSUs covering 56,980 shares on February 3, 2015, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2019 (the “2015 Type A Performance Metric”). The Compensation Committee certified that the 2015 Type A Performance Metric was satisfied on November 18, 2015. As a result, 1/3 of the shares vested on February 3, 2016, 1/3 of the shares shall vest on February 3, 2017 and 1/3 of the shares shall vest on February 3, 2018, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(6)
Mr. Dunkerley was granted RSUs covering a target of 28,490 shares and a maximum of 56,980 shares on February 3, 2015, which shall vest after certification of results at the first regularly scheduled Compensation Committee meeting in each of 2016-2018 with 1/3 eligible to vest each year. Vesting is performance-based and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. The Compensation Committee certified that the performance metric as to1/3 of the target number of shares at the 200% level was satisfied on February 3, 2016. Vesting of the RSUs is accelerated upon Mr. Dunkerley's termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(7)
Ms. Okinaka’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 7, 2013, 2,679 shares vested on February 7, 2014, 2,678 shares vested on February 7, 2015, 2,678 shares vested on February 7, 2016, and 8,035 shares vested on February 7, 2016 as a result of the Company's achievement of the stated performance metric, (ii) with respect to the grants of RSUs on February 4, 2014, 2,199 shares vested on February 4, 2015, 2,199 shares vested on February 4, 2016, 2,199 shares shall vest on February 4, 2017 and 6,597 shares are subject to performance‑based vesting, in each case subject to Ms. Okinaka’s continued employment, (iii) with respect to the grants of RSUs on February 3, 2015, 1,852 shares vested on February 3, 2016, 1,852 shares shall vest on February 3, 2017, 1,851 shares shall vest on February 3, 2018 and 5,556 shares are subject to performance‑based vesting, in each case subject to Ms. Okinaka’s continued employment, and (iv) with respect to the grants of RSUs on May 21, 2015, 2,058 shares shall vest on May 21, 2016, 2,058 shares shall vest on May 21, 2017, 2,057 shares shall vest on May 21, 2018 and 6,173 shares are subject to performance‑based vesting, in each case subject to Ms. Okinaka’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Ms. Okinaka’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(8)
Mr. Ingram’s options and stock awards vest as follows: (i) with respect to the grant of options on November 12, 2007, all options are fully vested, (ii) with respect to the grants of RSUs on February 7, 2013, 10,714 shares vested on February 7, 2014, 10,713 shares vested on February 7, 2015, 10,713 shares vested on February 7, 2016, and 32,140 shares vested on February 7, 2016 as a result of the Company's achievement of the stated performance metric, (iii) with respect to the grants of RSUs on February 4, 2014, 8,959 shares vested on February 4, 2015, 8,958 shares vested on February 4, 2016 and 8,958 shares shall vest on February 4, 2017 and 26,875 shares are subject to performance‑based vesting, in each case subject to Mr. Ingram’s continued employment and (iv) with respect to the grants of RSUs on February 3, 2015, 3,918 shares vested on February 3, 2016, 3,917 shares shall vest on February 3, 2017, 3,917 shares shall vest on February 3, 2018 and 11,752 shares are subject to performance‑based vesting, in each case subject to Mr. Ingram’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Ingram’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(9)
Mr. Anderson-Lehman’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 7, 2013, 8,035 shares vested on February 7, 2014, 8,035 shares vested on February 7, 2015, 8,035 shares vested on February 7, 2016 and 24,105 shares vested on February 7, 2016 as a result of the Company's achievement of the stated performance metric, (ii) with respect to the grants of RSUs on February 4, 2014, 8,959 shares vested on February 4, 2015, 8,958 shares vested on February 4, 2016, 8,958 shares shall vest on February 4, 2017 and 26,875 shares are subject to performance‑based vesting, in each case subject to Mr. Anderson-Lehman’s continued employment, and (iii) with respect to the grants of RSUs on February 3, 2015, 3,918 shares vested on February 3, 2016, 3,917 shares shall vest on February 3, 2017, 3,917 shares shall vest on February 3, 2018 and 11,752 shares are subject to performance‑based vesting, in each case subject to Mr. Anderson-Lehman’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Anderson-Lehman’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(10)
Ms. Falvey’s stock awards vest as follows: (i) with respect to the grants of RSUs on February 7, 2013, 6,696 shares vested on February 7, 2014, 6,696 shares vested on February 7, 2015, 6,695 shares vested on February 7, 2016 and 20,087 shares vested on February 7, 2016 as a result of the Company's achievement of the stated performance metric, (ii) with respect to the grants of RSUs on February 4, 2014, 4,398 shares vested on February 4, 2015, 4,398 shares vested on February 4, 2016, 4,397 shares shall vest on February 4, 2017 and 13,193 shares are subject to performance‑based vesting, in each case subject to Ms. Falvey’s continued employment, and (iii) with respect to the grants of RSUs on February 3, 2015, 1,923 shares vested on February 3, 2016, 1,923 shares shall vest on February 3, 2017, 1,923 shares shall vest on February 3, 2018 and 5,769 shares are subject to performance‑based vesting, in each case subject to Ms. Falvey’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Ms. Falvey’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

Option Exercises and Stock Vested
The following table shows the stock options exercised and stock awards vested during fiscal year 2015, to each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark B. Dunkerley	19,000	408,605	299,917	8,843,024
Shannon L. Okinaka	—	—	15,359	289,979
Peter R. Ingram	110,000	2,703,166	57,408	1,084,075
Ron Anderson-Lehman	—	—	46,798	1,072,544
Barbara D. Falvey	—	—	36,775	694,072
Scott E. Topping	—	—	51,762	976,792

(1)
The value realized on exercise is calculated by multiplying the number of shares exercised by the difference between the exercise price of the options and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our common stock on the date of vesting.
Potential Payments Upon Termination or Change in Control
We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of such executive officer’s termination of employment or a change in control of the Company. Each named executive officer is required pursuant to the terms of his or her employment agreement or severance agreement to adhere to certain restrictive covenants in order to receive the severance payments specified below. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2015.
Mr. Dunkerley.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon certain terminations of employment or a change in control of the Company as of December 31, 2015 for Mr. Dunkerley. Mr. Dunkerley is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or For Good Reason(1)	Death	Disability(2)	Qualifying Change in Control(3)
Lump Sum Payment	$3,813,334	$—	$—	$—
Performance/Incentive Bonus(4)	866,667	866,667	866,667	866,667
Continued Health Benefits(5)	36,000	—	—	36,000
Stock Awards(6)	7,116,027	—	—	7,116,027
Insurance Proceeds	—	240,000	1,683,000	—
Insurance Premium Reimbursement (Life, Medical, LTD and AD&D)	11,468	—	—	—
Travel Benefits(7)	—	—	—	—
Tax Gross Up(8)	—	—	—	—
Total	$11,843,496	$1,106,667	$2,549,667	$8,018,694

(1)
Mr. Dunkerley’s employment agreement provides him with severance payments in a lump-sum cash payment equal to three times the sum of (x) his base salary, plus (y) his average annual bonus received in the prior 36 months, up to a maximum payment of $4,000,000 and (i) a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with a specified target rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m), (ii) in lieu of Company‑subsidized COBRA, payments of $3,000 per month until January 1, 2017, (iii) continued life insurance and disability benefits until January 1, 2017, (iv) continued travel benefits on Hawaiian’s commercial aircraft for Mr. Dunkerley, his spouse or domestic partner and his dependents for the remainder of Mr. Dunkerley’s life, up to an annual maximum of $25,000 of imputed taxable income per calendar year, (v) 100% vesting acceleration of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied, and (vi) reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii upon (1) termination of employment by the Company without “Cause” or (2) termination of employment by Mr. Dunkerley for “Good Reason.” Such severance is subject to Mr. Dunkerley entering into a release of claims in favor of the Company, and if Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of his employment agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid. Mr. Dunkerley’s continued insurance premiums are calculated based on the Company’s fiscal 2015 expense for such benefits.

Under Mr. Dunkerley’s employment agreement, “Cause” means (i) a material breach by Mr. Dunkerley of his obligations under his employment agreement, after he has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley’s duties or Mr. Dunkerley’s willful failure (other than any such failure resulting from the termination of Mr. Dunkerley’s employment for death, disability, retirement or “Good Reason”) to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company’s reputation and standing in the community, or (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others.
Under Mr. Dunkerley’s employment agreement, “Good Reason” means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with his duties as chief executive officer, or that reflect a material reduction of his powers and responsibilities, (ii) Mr. Dunkerley ceasing to report solely to the Board of Directors, (iii) a negative change to Mr. Dunkerley’s title, (iv) the Company’s material breach of any of the provisions of Mr. Dunkerley’s employment agreement, or a material adverse change in the conditions of Mr. Dunkerley’s employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs as are provided to other Company executive officers, (v) the relocation of the Company’s principal executive offices to a location outside of the Honolulu area or the Company’s requiring that Mr. Dunkerley be based anywhere other than the Company’s principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley’s position and responsibilities, (vi) following a “Change in Control” of the Company, Mr. Dunkerley not remaining as the chief executive officer of a successor publicly‑traded Company or (vii) a failure by the Company to maintain directors’ and officers’ insurance as set forth in Mr. Dunkerley’s employment agreement.
Under Mr. Dunkerley’s employment agreement, a “Change in Control” means any of the following (a) any person or persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 40% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the “Voting Stock”) or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 40% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 40% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of Mr. Dunkerley’s employment agreement (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(2)
Pursuant to Mr. Dunkerley’s employment agreement, he is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Dunkerley’s employment were terminated as a result of his disability on December 31, 2015, Mr. Dunkerley would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Upon a “Qualifying Change in Control,” any unvested Type A Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with all performance metrics deemed satisfied and any unvested Type B Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with the satisfaction of the performance metrics determined as of immediately prior to the consummation of the Qualifying Change in Control. If any such Type A or Type B Restricted Stock Awards are not so assumed or substituted, such Type A Restricted Stock Awards shall become 100% vested and such Type B Restricted Stock Awards shall become 100% vested with respect to any remaining service‑based vesting and determining the satisfaction of the performance metrics as described above upon such Qualifying Change in Control.

Under Mr. Dunkerley’s employment agreement, a “Qualifying Change in Control” means any of the following (a) any person or persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 50% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the “Voting Stock”) or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 50% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 50% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company.

(4)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley’s employment is terminated as a result of his death, disability, by the Company without “Cause” or by Mr. Dunkerley for “Good Reason,” Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for such year in which Mr. Dunkerley’s employment is terminated, subject to attaining the requisite performance milestones, with a rating of 1.0 for all objectives that are not intended to constitute performance‑based compensation under Internal Revenue Code Section 162(m).

(5)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley is terminated by the Company without “Cause” or by Mr. Dunkerley for “Good Reason” (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Dunkerley elects COBRA coverage, Mr. Dunkerley shall be entitled to receive continued payments of $3,000 per month through January 1, 2017.

(6)
Pursuant to Mr. Dunkerley’s employment agreement, the vesting of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2015 ($35.33) by the number of shares of Common Stock underlying the unvested restricted stock held by Mr. Dunkerley on December 31, 2015. For purposes of this calculation, it is assumed that all of Mr. Dunkerley’s restricted stock to which the performance metrics have already been satisfied will vest upon a “Qualifying Change in Control” (as defined in footnote 3 above).

(7)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley’s employment is terminated as a result of his death, disability, by the Company without “Cause” or by Mr. Dunkerley for “Good Reason,” Mr. Dunkerley, his spouse or domestic partner and his dependents shall be entitled to continued travel benefits on Hawaiian’s commercial aircraft for the remainder of Mr. Dunkerley’s life, up to an annual maximum of $25,000 of imputed taxable income per calendar year.

(8)
For “Changes in Control,” Mr. Dunkerley receives a “best results” excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Sections 280G or 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley.

Ms. Okinaka.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2015 for Ms. Okinaka. Ms. Okinaka’s receipt of any severance payments below is subject to her execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$375,000	$—	$375,000
Performance/Incentive Bonus(2)	222,033	—	222,033
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	1,595,679
Insurance Proceeds(5)	—	3,146,000	—
Total	$633,033	$3,146,000	$2,228,712

(1)
Ms. Okinaka's severance agreement provides her with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Ms. Okinaka for “Good Reason.”

Under Ms. Okinaka's severance agreement, “Cause” means (i) repeated neglect by executive of executive's employment duties, executive’s repeated material lack of diligence and attention in performing her employment duties, or executive ‘s repeated failure to implement or adhere to Company policies, (ii) conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others, (iv) conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community, (v) conduct in violation of the Company’s and/or its parent company’s corporate compliance rules, practices, procedures and ethical guidelines, or (vi) material violation of the Company’s House Rules.
Under Ms. Okinaka's severance agreement, “Good Reason” means (i) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank), or (ii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Ms. Okinaka's severance agreement, if Ms. Okinaka's employment is terminated by the Company without “Cause” or by Ms. Okinaka for “Good Reason,” Ms. Okinaka shall be entitled to receive a prorated performance/incentive bonus for services rendered during the portion of the year in which she worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Ms. Okinaka's severance agreement, if Ms. Okinaka's employment is terminated by the Company without “Cause” or by Ms. Okinaka for “Good Reason,” in lieu of subsidized COBRA or other benefits, and payable whether or not Ms. Okinaka elects COBRA coverage, Ms. Okinaka shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Ms. Okinaka's RSUs is accelerated if her employment is terminated by the Company without “Cause” or by Ms. Okinaka for “Good Reason” within 12 months following a “Change in Control” of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2015 ($35.33) by the number of shares of Common Stock underlying all RSUs held by Ms. Okinaka at December 31, 2015.

Under the Company’s stock option agreements and restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), a “Change in Control” means any of the following (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than by an employee benefit plan or in certain restructurings or combinations that do not affect the effective control of the Company by the stockholders immediately prior thereto, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), (b) the occurrence of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 50% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities, (c) the occurrence of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly‑owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly‑owned subsidiary prior to such transaction, or (d) during any period of twelve (12) consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
Under the Company’s restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), “Good Reason” means (i) a material reduction of executive’s duties, authority or responsibilities, (ii) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank), or (iii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(5)
Ms. Okinaka is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Ms. Okinaka's employment were terminated as a result of her disability on December 31, 2015, Ms. Okinaka would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Mr. Ingram.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2015 for Mr. Ingram. Mr. Ingram’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Ingram is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$469,976	$—	$469,976
Performance/Incentive Bonus(2)	340,000	—	340,000
Retention Bonus(3)	106,000		500,000
Stock Awards(4)	—	—	3,926,859
Insurance Proceeds(5)	—	2,024,000	—
Total	$915,976	$2,024,000	$5,236,835

(1)
Mr. Ingram’s employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without “Cause” equal to 12 months base salary and his annual insurance premiums for medical and dental coverage.

Under Mr. Ingram’s employment agreement, “Cause” means (i) a material breach of the agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram’s duties, Mr. Ingram’s repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Ingram’s repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram a thirty (30) day opportunity to cure, provided however that such notice and opportunity to cure shall not be required to be provided more than three (3) times during the Employment Period (as defined in the agreement) prior to termination, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company’s reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company’s corporate compliance rules, practices, procedures and ethical guidelines, or (v) material violation(s) of the Company’s House Rules.

(2)
Pursuant to Mr. Ingram’s employment agreement, if Mr. Ingram’s employment is terminated by the Company without “Cause” and subject to Mr. Ingram entering into a release of claims in favor of the Company, Mr. Ingram shall be entitled to receive a prorated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
On May 21, 2015, the Compensation Committee approved a cash retention bonus of $500,000 to Mr. Ingram, payable as a single lump sum on April 1, 2018, subject to his continued employment with the Company through March 1, 2018 (the “Cash Retention Bonus”). In the event that Mr. Ingram’s employment is terminated by the Company before March 1, 2018 under circumstances that would otherwise entitle Mr. Ingram to severance benefits under his employment agreement with the Company, then Mr. Ingram will be entitled to a prorated portion of the Cash Retention Bonus. If a Change in Control of the Company, as that term is defined in Mr. Ingram’s employment agreement, occurs prior to March 1, 2018, Mr. Ingram will be entitled to the full Cash Retention Bonus.

(4)
The vesting of Mr. Ingram’s RSUs is accelerated if his employment is terminated by the Company without “Cause” or by Mr. Ingram for “Good Reason” (each as defined in footnote 1 to the termination table for Ms. Okinaka above) within 12 months following a “Change in Control” (as defined in footnote 4 to the termination table for Ms. Okinaka above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2015 ($35.33) by the number of shares of Common Stock underlying all RSUs held by Mr. Ingram at December 31, 2015.

(5)
Mr. Ingram is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Ingram’s employment were terminated as a result of his disability on December 31, 2015, Mr. Ingram would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Mr. Anderson-Lehman.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2015 for Mr. Anderson-Lehman. Mr. Anderson-Lehman’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$410,000	$—	$410,000
Performance/Incentive Bonus(2)	306,250	—	306,250
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	3,548,369
Insurance Proceeds(5)	—	1,661,000	—
Total	$752,250	$1,661,000	$4,300,619

(1)
Mr. Anderson-Lehman’s severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason” (each as defined in footnote 1 to the termination table for Ms. Okinaka above).

(2)
Pursuant to Mr. Anderson-Lehman’s severance agreement, if Mr. Anderson-Lehman’s employment is terminated by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason.” Mr. Anderson-Lehman shall be entitled to receive a prorated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Anderson-Lehman’s severance agreement, if Mr. Anderson-Lehman’s employment is terminated by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason,” in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Anderson-Lehman elects COBRA coverage, Mr. Anderson-Lehman shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Anderson-Lehman’s RSUs is accelerated if his employment is terminated by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason” within 12 months following a “Change in Control” (as defined in footnote 4 to the termination table for Ms. Okinaka above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2015 ($35.33) by the number of shares of Common Stock underlying all RSUs held by Mr. Anderson-Lehman at December 31, 2015.

(5)
Mr. Anderson-Lehman is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Anderson-Lehman’s employment were terminated as a result of his disability on December 31, 2015, Mr. Anderson-Lehman would be entitled to a supplemental disability benefit of up to $11,000 per month as described in the Compensation Discussion and Analysis section above.

Ms. Falvey.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2015 for Ms. Falvey. Ms. Falvey’s receipt of any severance payments below is subject to her execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$345,000	$—	$345,000
Performance/Incentive Bonus(2)	206,500	—	206,500
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	2,130,682
Insurance Proceeds(5)	—	1,056,000	—
Total	$587,500	$1,056,000	$2,718,182

(1)
Ms. Falvey’s severance agreement provides her with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Ms. Falvey for “Good Reason” (each as defined in footnote 1 to the termination table for Ms. Okinaka above).

(2)
Pursuant to Ms. Falvey’s severance agreement, if Ms. Falvey’s employment is terminated by the Company without “Cause” or by Ms. Falvey for “Good Reason,” Ms. Falvey shall be entitled to receive a prorated performance/incentive bonus for services rendered during the portion of the year in which she worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Ms. Falvey's severance agreement, if Ms. Falvey's employment is terminated by the Company without “Cause” or by Ms. Falvey for “Good Reason,” in lieu of subsidized COBRA or other benefits, and payable whether or not Ms. Falvey elects COBRA coverage, Ms. Falvey shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Ms. Falvey's RSUs is accelerated if her employment is terminated by the Company without “Cause” or by Ms. Falvey for “Good Reason” within 12 months following a “Change in Control” (as defined in footnote 4 to the termination table for Ms. Okinaka above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2015 ($35.33) by the number of shares of Common Stock underlying all RSUs held by Ms. Falvey at December 31, 2015.

(5)
Ms. Falvey is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Ms. Falvey's employment were terminated as a result of her disability on December 31, 2015, Ms. Falvey would be entitled to a supplemental disability benefit of up to $11,000 per month as described in the Compensation Discussion and Analysis section above.

Compensation Committee Interlocks and Insider Participation
During the last fiscal year, our Compensation Committee included Mr. Anderson, Mr. Hershfield, Mr. Hirzel, Mr. Kobayashi (committee term ended February 6, 2015), Ms. Rose and Mr. Zwern. No member of the Compensation Committee has at any time been an employee of ours, except for Mr. Hershfield who previously served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 21, 2016 (except as otherwise noted in the footnotes) of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of March 21, 2016. The table is based on 53,589,252 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of March 21, 2016.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
The Vanguard Group	4,672,404	(1)	8.7% of Common Stock
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	4,436,139	(2)	8.3% of Common Stock
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP	2,751,707	(3)	5.1% of Common Stock
Building One
6300 Bee Cave Road Austin, TX 78746
International Association of Machinists and Aerospace Workers, AFL-CIO	1		100% of Series B Special
9000 Machinists Place			Preferred Stock (constituting
Upper Marlboro, MD 20772			33.3% of all Special Preferred
Attn: Sito Pantoja, General Vice President-Transportation			Stock)
Association of Flight Attendants	1		100% of Series C Special
501 Third Street, N.W.			Preferred Stock (constituting
Washington, DC 20001			33.3% of all Special Preferred
Attn: Edward Gilmartin, Esq.			Stock)
Hawaiian Master Executive Council	1		100% of Series D Special
c/o Air Line Pilots Association			Preferred Stock (constituting
3375 Koapaka Street, Suite F-238-10			33.3% of all Special Preferred
Honolulu, HI 96819			Stock)
Attn: Master Chair, Hawaiian MEC
Gregory S. Anderson**	48,960	(4)	Common Stock*
Mark B. Dunkerley**	442,038		Common Stock*
Lawrence S. Hershfield**	424,895	(5)	Common Stock*
Randall L. Jenson**	63,697	(6)	Common Stock*
Tomoyuki Moriizumi**	27,365	(7)	Common Stock*
Samson Poomaihealani**	27,921	(8)	Common Stock*
Crystal K. Rose**	63,452	(9)	Common Stock*
William S. Swelbar**	29,617	(10)	Common Stock*
Duane E. Woerth**	12,019	(11)	Common Stock*
Richard N. Zwern**	48,597	(12)	Common Stock*
Ron Anderson-Lehman**	52,079		Common Stock*
Barbara D. Falvey**	53,753		Common Stock*
Peter R. Ingram**	235,942	(13)	Common Stock*
Shannon L. Okinaka**	22,923		Common Stock*
Directors and executive officers as a group (17 persons)	1,554,211	(14)	3.4% of Common Stock

*	Less than 1%.

**	Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
Based solely on information reported by The Vanguard Group on Schedule 13G filed with the SEC on February 11, 2016, The Vanguard Group has sole voting power with respect to 102,590 of the shares, sole dispositive power with respect to 4,570,714 of the shares and shared dispositive power with respect to 101,690 of the shares.

(2)
Based solely on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on January 28, 2016, BlackRock has sole voting power with respect to 4,347,689 of the shares and sole dispositive power with respect to all of the shares.

(3)
Based solely on information reported by Dimensional Fund Advisors LP on Schedule 13G/A filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP has sole voting power with respect to 2,642,142 of the shares and sole dispositive power with respect to all of the shares.

(4)
Represents (i) 45,554 shares of Common Stock owned directly by Mr. Anderson and (ii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(5)
Represents (i) 421,489 shares of Common Stock owned directly by Mr. Hershfield and (ii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(6)
Represents (i) 50,291 shares of Common Stock owned directly by Mr. Jenson, (ii) 10,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(7)
Represents (i) 18,959 shares of Common Stock owned directly by Mr. Moriizumi, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(8)
Represents (i) 19,515 shares of Common Stock owned directly by Mr. Poomaihealani, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(9)
Represents (i) 50,046 shares of Common Stock owned directly by Ms. Rose, (ii) 10,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(10)
Represents (i) 26,211 shares of Common Stock directly owned by Mr. Swelbar and (ii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(11)
Represents (i) 6,946 shares of Common Stock directly owned by Mr. Woerth, (ii) 1,667 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(12)
Represents (i) 45,191 shares of Common Stock directly owned by Mr. Zwern and (ii) 3,406 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

(13)	Represents (i) 210,942 shares of Common Stock owned directly by Mr. Ingram and (ii) 25,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016.

(14)
Represents (i) 1,466,890 shares of Common Stock beneficially owned by all of our directors and executive officers, (ii) 56,667 shares of Common Stock underlying stock options that are exercisable within 60 days of March 21, 2016 and (iii) 30,654 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 21, 2016.

Special Preferred Stock
The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Mr. Poomaihealani is the IAM’s designee to the Board of Directors, Mr. Swelbar is the AFA’s designee to the Board of Directors and Mr. Woerth is the ALPA’s designee to the Board of Directors. Mr. Poomaihealani will resign as a member of the Board of Directors effective May 17, 2016 and Mr. Joseph Guerrieri, Jr. was appointed to the Board of Directors, effective May 17, 2016, as the IAM’s designee to fill the vacancy created by Mr. Poomaihealani’s resignation. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-Laws. If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides the specified information as of December 31, 2015, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted‑average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,055,464	(1)	$5.24	5,605,829
Equity compensation plans not approved by security holders	—		—	—
Total	1,055,464		5.24	5,605,829

(1)	Includes 106,000 shares subject to outstanding options and 949,464 shares subject to restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.
Related Party Transactions
During 2015, the Company did not engage in any related party transactions.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company’s management. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.
The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2015 and discussed such statements with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as amended.
The Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and discussed with Ernst & Young its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2016.
This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.
The Audit Committee
Gregory S. Anderson, Chairman
Randall L. Jenson
Tomoyuki Moriizumi
Richard N. Zwern
April 8, 2016

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016
The Audit Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2015 fiscal year were audited and reported upon by Ernst & Young.
Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.
Ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required pursuant to our Amended By-Laws, our other governing documents or applicable law. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2015 and 2014.
Audit Fees
Fees for audit services rendered by Ernst & Young to us totaled $1.5 million in both 2015 and 2014. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting principles. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Audit-Related Fees
Ernst & Young did not provide any audit-related services for 2015. Fees for audit-related services totaled $0.1 million for 2014 and consist entirely of fees for the independent assessment of our corporate audit function. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Tax Fees
Fees for tax services rendered by Ernst & Young to us totaled $0.1 million in both 2015 and 2014. Tax fees consist primarily of fees for the preparation of federal, state and foreign tax returns, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Other Fees
Ernst & Young did not provide any professional services during fiscal 2015 or 2014 other than those described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies
The policy of the Audit Committee is to pre-approve the audit, audit‑ related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit‑related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL NO. 3: APPROVAL OF THE 2016 MANAGEMENT INCENTIVE PLAN
Our stockholders are being asked to approve a new 2016 Management Incentive Plan (the “2016 Incentive Plan”) and its material terms, which is intended to increase stockholder value and the success of the Company by motivating eligible executives to achieve our financial, strategic and operating objectives. If approved by our stockholders, the 2016 Incentive Plan will permit us to grant performance-based cash incentives under the plan that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and permit us to receive a full federal income tax deduction for compensation paid under the plan. Our Board of Directors (the “Board”) adopted the 2016 Incentive Plan in February 2016, subject to approval from our stockholders at the 2016 Annual Meeting of Stockholders. The 2016 Incentive Plan is similar to the 2006 Incentive Plan, and does not confer any additional benefits to participants.

If our stockholders approve the 2016 Incentive Plan, we will have the ability to issue awards under the plan beginning in the Company’s 2017 fiscal year and to fully deduct for federal income tax purposes the compensation recognized by our executive officers in connection with payments under the plan. If approved, the 2016 Incentive Plan will replace our current 2006 Management Incentive Plan (the “2006 Incentive Plan”), and no new awards will be issued under the 2006 Incentive Plan following stockholder approval of the 2016 Incentive Plan. The 2006 Incentive Plan, however, will continue to govern awards previously granted under it.

If our stockholders do not approve the 2016 Incentive Plan, we will not use this 2016 Incentive Plan. We could continue to use the 2006 Incentive Plan or use no plan to make future grants of performance-based cash incentives. However, we may not able to fully deduct for federal income tax purposes amounts paid. Under Internal Revenue Service rules, we are required to obtain stockholder approval of the material terms of a plan every five years in order to continue to qualify compensation paid thereunder as fully deductible “performance-based compensation” under Section 162(m). Our stockholders last approved the material terms of the 2006 Incentive Plan five years ago at the 2011 Annual Meeting of Stockholders, and the 2016 Incentive Plan is intended to replace the 2006 Plan. Without stockholder approval, no awards granted under the 2006 Incentive Plan after the Company’s 2016 fiscal year may qualify as “performance-based compensation” under Section 162(m).

Background

Section 162(m) disallows us a deduction for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions. In general, “covered employees” include our chief executive officer and our three most highly compensated executive officers (other than our chief financial officer) who are employed by us and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the board of directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the committee that the performance goals for the payment of such compensation have been achieved.

Our Board believes that it is in our best interests and the best interest of our stockholders to enhance our ability to attract and retain executives by continuing to provide annual and, if deemed appropriate, long-term incentive compensation bonus awards to certain officers that would qualify as “performance-based compensation” under Section 162(m), while at the same time obtaining the highest level of deductibility of compensation paid to covered employees.

Vote Required and Board’s Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders will be required to approve the 2016 Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2016 Incentive Plan and its material terms.

Summary of the 2016 Incentive Plan

The following is a summary of the principal features of the 2016 Incentive Plan and its operation. The summary is qualified in its entirety by the 2016 Incentive Plan set forth in Appendix A.

Purpose
The purpose of the 2016 Incentive Plan is to increase stockholder value by providing annual and long-term performance-based incentive compensation that satisfies the requirements for “performance-based compensation” under Section 162(m), to our designated employees (and designated employees of our affiliates), upon whom, in large measure, our sustained progress, growth and profitability depends.

Eligibility
The 2016 Incentive Plan will be administered by the members of our Compensation Committee who qualify as outside directors (“Compensation Committee”). Our Compensation Committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the 2016 Incentive Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because our Compensation Committee has discretion to select the participants.

Performance Periods and Performance Goals
Performance-based cash incentive are payable to each participant as a result of satisfying performance goals in a performance period. Each performance period has a length of one fiscal year or such other period as determined by the Compensation Committee. A participant may be eligible for multiple and overlapping performance periods.
No later than the earlier of the 90th day of the applicable performance period or the date as of which 25% of the applicable performance period has elapsed, our Compensation Committee will, in writing, designate employees to participate in the 2016 Incentive Plan for that performance period, select the performance goals applicable to the performance period, establish the methodology for calculating the maximum amount earned by satisfying such performance goals (the “payout calculation methodology”), and establish a target and maximum award for each participant employee for that performance period.
The performance goals require the achievement of objectives for one or more of the following measures: cash flow (including operating cash flow or free cash flow); revenue (on an absolute basis or adjusted for currency effects); gross margin; operating expenses; operating expenses as a percentage of revenue; earnings; earnings before interest and taxes; earnings before taxes; net earnings; earnings before interest, taxes, depreciation, amortization, and rent (EBITDAR); earnings per share; stock price; return on equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index, or another index; return on capital; return on assets or net assets; return on investment; economic value added; operating income or net operating income; operating margin; market share; overhead or other expense reduction; credit rating; objective customer indicators; improvements in productivity; attainment of objective operating goals; objective employee metrics; return ratios; objective qualitative milestones; or other objective financial or other metrics relating to our progress or the progress of any of our affiliates, divisions, or departments.
These measures may be applied to either the Company or, except regarding stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined under United States Generally Accepted Accounting Principles (“GAAP”), under accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles. The menu of performance goals has been expanded from the performance goals under the 2006 Incentive Plan to align with our current and potential future business goals. Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies. Evaluation of performance may include or exclude events or items as specified by the Compensation Committee, as more fully described in the 2016 Incentive Plan.

Actual Awards

As soon as practicable after the end of each performance period but before any actual award is paid, our Compensation Committee certifies in writing whether and to what extent the performance goal(s) were attained. The actual award payable to a participant is determined using a pre‑established formula that increases or decreases the participant’s target award based on the level of actual performance certified by the Compensation Committee. The Compensation Committee has discretion to reduce or eliminate (but not to increase) the actual award of any participant and to determine whether a participant will receive an actual award in the event the participant’s employment with us terminates before the payment date of the actual award. The Compensation Committee, in its discretion, may adjust performance goals (or actual performance versus the performance goal) for certain business, financial, and/or legal effects set forth in the 2016 Incentive Plan, so long as any such adjustment would not be expected to jeopardize the qualification of an actual award (discussed below) as performance-based compensation under Section 162(m).
Additionally, the 2016 Incentive Plan limits actual awards to a maximum of $3,000,000 per participant in any fiscal year, even if the formula otherwise indicates a larger award. If there are multiple performance periods ending in the same fiscal year, the aggregate amount paid with respect to all performance periods ending within that fiscal year cannot exceed the maximum specified in the previous sentence, and any excess will be forfeited.
Actual awards are paid in cash, shares of our common stock (valued at the fair market value thereof on the date of payment), or any combination thereof as determined by our Compensation Committee as promptly as administratively practicable. If a participant’s employment is terminated due to the participant’s death or disability prior to the end of a performance period, the participant (or in the event of death the participant’s beneficiaries) may receive a pro-rata portion of the target award as determined by our Compensation Committee. If a participant’s employment is otherwise terminated during the performance period, the participant will not be entitled to payment of any actual award.

Amendment and Termination
Our Board or our Compensation Committee may amend, alter, suspend or terminate the plan. The amendment or termination of the 2016 Incentive Plan will not, unless mutually agreed otherwise in a signed writing between the participant and our Compensation Committee, materially impair the rights of any participant, except that our Compensation Committee may amend the terms of the any awards if such amendment is done: in a manner permitted under the 2016 Incentive Plan, to avoid additional tax or income recognition under Section 409A of the Internal Revenue Code, to comply with applicable laws, or as necessary to ensure compliance with the requirements of Section 162(m). Our Compensation Committee, in its sole determination, determines whether an amendment, alteration, suspension, or termination materially impairs the rights of any participant.
Federal Income Tax Consequences
Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the 2016 Incentive Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount that is ordinary income to the participant.
Awards to be Granted to Certain Individuals and Groups
Awards under the 2016 Incentive Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table sets forth certain information regarding performance-based cash incentives paid during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees who participated in our Annual Performance Bonus Program or Annual Incentive Program for our 2015 fiscal year as a group:

Name of Individual or Group	Performance-Based Cash Incentive Paid in 2015 ($)
Mark B. Dunkerley President and Chief Executive Officer	936,000
Shannon L. Okinaka Executive Vice President, Chief Financial Officer and Treasurer	235,339
Peter R. Ingram Executive Vice President and Chief Commercial Officer	360,400
Ron Anderson-Lehman Executive Vice President and Chief Administrative Officer	248,062
Barbara D. Falvey Senior Vice President, Human Resources	218,890
All executive officers, as a group	3,864,917
All employees who are not executive officers, as a group	7,536,308

Vote Required and Board’s Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders will be required to approve the 2016 Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2016 Incentive Plan and its material terms.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE 2016 INCENTIVE PLAN.

PROPOSAL NO. 4: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The Say on Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.
See “Executive Compensation” section for more information regarding our 2015 executive compensation program. Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., Inc., stays informed of developing executive compensation best practices and strives to implement them.
We believe that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

OTHER MATTERS
We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2015, except for the following: a transaction that should have been reported on Form 4 by January 9, 2015 for Scott E. Topping which was actually reported on January 14, 2015; a Form 3 that should have been filed by January 22, 2015 for Shannon L. Okinaka which was actually filed on January 26, 2015; a transaction that should have been reported on Form 4 by November 13, 2015 for Zac S. Hirzel which was actually reported on November 16, 2015; a transaction for Mark B. Dunkerley that should have been reported on Form 4 by December 9, 2015 which was actually reported on December 15, 2015; and a transaction that should have been reported on Form 4 by December 24, 2015 for Zac S. Hirzel which was actually reported on December 28, 2015.
STOCKHOLDER PROPOSALS
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 9, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2017 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2016 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC Rule 14a-8) must be received no later than the close of business on February 17, 2017, and no earlier than the close of business on January 18, 2017, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 18, 2017. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended By-Laws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended By-Laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended By-Laws and SEC requirements for submitting a proposal or nomination.
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2015 Annual Report to Stockholders which includes financial statements for the year ended December 31, 2015, as well as other information about our activities, are available at http://www.astproxyportal.com/ast/17758. The 2015 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.
A COPY OF THIS PROXY STATEMENT AND THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2015, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: CORPORATE SECRETARY, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

APPENDIX A
HAWAIIAN HOLDINGS, INC.
2016 MANAGEMENT INCENTIVE PLAN

1.BACKGROUND AND PURPOSE.

(a)The purpose of the Hawaiian Holdings, Inc. 2016 Management Incentive Plan (the “Plan”) is to allow Hawaiian Holdings, Inc. (the “Company”) to provide annual and long-term performance-based incentive compensation that satisfies the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), to designated employees of the Company or an Affiliate, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

(b)The Plan will become effective upon ratification by an affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and entitled to vote at the 2016 Annual Meeting of Stockholders of the Company.

2.DEFINITIONS.

(a)“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Calculation Methodology for the Performance Period, subject to the Compensation Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Calculation Methodology. To apply the Maximum Award limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular fiscal year of the Company, the Actual Awards may not regarding all such Performance Periods in the aggregate exceed the Maximum Award.

(b)“Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(c)“Determination Date” means the earlier of: (i) the 90th day of the Performance Period or (ii) the date as of which 25% of the Performance Period has elapsed. The Determination Date must be a date on which the outcome of the Payout Calculation is substantially uncertain.

(d)“Disability” means a permanent and total disability determined under uniform and nondiscriminatory standards adopted by the Compensation Committee from time to time.

(e)“Maximum Award” means as to any Participant for any fiscal year of the Company, $3,000,000.

(f)“Participant” means as to any Performance Period, an employee of the Company or an Affiliate selected by the Compensation Committee for participation in the Plan for that Performance Period.

(g)“Payout Calculation Methodology” means as to any Performance Goal, the methodology for calculating the maximum amount earned by performance against the Performance Goal.

(h)“Performance Goals” mean any one or more of the following objective performance criteria, applied to either the Company or, except regarding stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined under United States Generally Accepted Accounting Principles (“GAAP”), under accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios, (xxv) objective qualitative milestones, or (xxvi) other objective financial or other metrics relating to the progress of the Company or to an Affiliate, division or department thereof.

(i)“Performance Period” means any fiscal year of the Company or such other period as determined by the Compensation Committee, in its sole discretion.

(j)“Section 409A” means Code Section 409A and any proposed, temporary, or final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance, as each may be amended from time to time.

(k)“Termination of Employment” means a cessation of the employee-employer relationship between a Participant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3.ADMINISTRATION OF THE PLAN.

(a)General. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

(b)Powers of the Compensation Committee. Subject to the Plan, any limitations on delegations and applicable laws, the Compensation Committee will have the authority, in its sole discretion to make any determinations deemed necessary or advisable to administer the Plan including:

(i)to select the Participants,

(ii)to establish the length of the Performance Periods,

(iii)to establish Performance Goals for performance during each Performance Period,

(iv)to determine the Payout Calculation Methodology for each Performance Goal, and

(v)to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan.

(c)Any determination by the Compensation Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Compensation Committee’s interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any or all Participants.

4.ELIGIBILITY.
Actual Awards under the Plan may be paid to any Participant.

5.ACTUAL AWARDS.

(a)General. Actual Awards may be payable to each Participant because of the satisfaction of Performance Goals established with respect to a Performance Period that has a length determined by the Compensation Committee at the beginning of such Performance Period. A Participant may be eligible for Actual Awards for multiple and overlapping Performance Periods.

(b)Setting Award Criteria. No later than the Determination Date for each Performance Period, the Compensation Committee will, in writing,

(i)designate one or more Participants,

(ii)select the Performance Goals applicable to the Performance Period,

(iii)establish the Payout Calculation Methodology for such Performance Goals, and

(iv)establish a target bonus and Maximum Award for each Participant for each Performance Period.

(c)Performance Goals.

(i)Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies.

(ii)Evaluation of performance may include or exclude events or items as specified by the Compensation Committee including, without limitation, the following unusual or nonrecurring events: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.

(d)Actual Bonus Determination.

(i)As soon as practicable after the end of each Performance Period but before any Actual Award is paid, the Compensation Committee shall certify in writing (i) whether the Performance Goal(s) were attained and (ii) the result of the Payout Calculation Methodology for each Participant based upon the attainment of the Performance Goal(s).

(ii)The Compensation Committee may determine to pay a Participant an Actual Award equal to, but not over, the amount specified in the foregoing certification. The Compensation Committee may also reduce or eliminate the amount of any Actual Award of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Compensation Committee.

(iii)Under no circumstance may the Compensation Committee

(1)increase the amount of Actual Award paid to a Participant under the Plan above the amount determined in Section 5(d)(i) based on the Payout Calculation Methodology,

(2)waive the attainment of one or more Performance Goals established by Compensation Committee, or

(3)otherwise exercise its discretion to cause any Actual Awards to fail to qualify as performance-based compensation under Section 162(m) of the Code.

(e)Payment. Following the Compensation Committee’s determination under Section 5(d), Actual Awards shall be paid as promptly as is administratively practicable. Any Actual Award may be payable in cash or shares of the Company’s common stock (valued at the fair market value thereof on the date of payment) or a combination thereof, as determined by the Compensation Committee.

(f)Death, Disability, Termination of Employment

(i)If a Participant shall die or terminate employment due to Disability prior to the end of a Performance Period, the Participant (or if the participant’s death occurs, the Participant’s beneficiary) may receive a pro-rata portion of the target award established for the Participant as determined by the Compensation Committee.

(ii)If a Participant’s employment with the Company is otherwise terminated during the Performance Period, the Participant shall not be entitled to payment of any Actual Award.

(g)Annual Maximum. The aggregate of all Actual Awards payable to a Participant under the Plan in any fiscal year of the Company may not exceed the Maximum Award, and any excess will be forfeited.

6.DILUTION AND OTHER ADJUSTMENTS.
If a Performance Goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share, book value per share or other similar measures), then, if any corporate transaction occurs involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Compensation Committee shall make or provide for such adjustments in such Performance Goal as the Compensation Committee may in good faith determine to be equitably required to prevent dilution or enlargement of any increase or decrease in the rights of Participants.
7.OTHER TERMS.

(a)No Effect on Employment or Service. Neither the Plan nor any award under the Plan will confer upon a Participant any right regarding continuing the Participant’s relationship as an employee of the Company or an Affiliate, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by applicable laws.

(b)Forfeiture Events.

(i)All awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Compensation Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Compensation Committee determines necessary or appropriate. Unless this Section 7(b) is specifically mentioned and waived in an award agreement or other document, no recovery of compensation under a clawback policy or otherwise will give a Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

(ii)The Compensation Committee may specify when granting an award that the Participant’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of such award. Such events may include, but shall not be limited to, termination of such Participant’s employment for cause or any act by a Participant, whether before or after such Participant’s termination date that would constitute cause for termination of such Participant’s employment.

(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued under the Plan during the 12 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

(c)Right to Actual Award. No officer or other person shall have any claim or right to receive any Actual Award payable under the Plan prior to the actual payment thereof, regardless of whether the Compensation Committee shall have certified any amount payable to any Participant.

(d)Taxes. The Company may deduct from all Actual Award payable any federal, state, local or foreign taxes required by law to be withheld regarding such payments.

(e)No Transfers or Assignments. No award under the Plan nor any rights or interests or shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any Affiliate).

(f)Non-exclusivity of Plan. Nothing in the Plan shall be construed as limiting the authority of the Compensation Committee, the Board of Directors of the Company, the Company or any Affiliate to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company or any Affiliate, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

(g)Section 409A. It is intended that all bonuses payable under this Plan will be exempt from the requirements of Section 409A under the “short-term deferral” exemption or will comply with the requirements of Section 409A so that none of the payments and benefits to be provided under this Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted to so comply or be exempt. Each payment and benefit payable under this Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

8.AMENDMENT AND TERMINATION OF THE PLAN.

(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with applicable laws.

(c)Consent of Participants Generally Required. Subject to Section 8(d), no amendment, alteration, suspension or termination of the Plan or an award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Compensation Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Compensation Committee’s ability to exercise the powers granted to it regarding awards established under the Plan prior to such termination.

(d)Exceptions to Consent Requirement.

(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Compensation Committee, in its sole discretion, determines that the amendment, alteration, suspension or termination does not materially impair the Participant’s rights, and

(ii)subject to any limitations of applicable laws, the Compensation Committee may amend the terms of any awards under the Plan without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:

(1)in a manner permitted under the Plan,

(2)to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to the Participant,

(3)to comply with other applicable laws, or

(4)as necessary based on rulings or guidance issued to ensure compliance with the requirements of Section 162(m) of the Code.

9.LAW GOVERNING.
The validity and construction of the Plan shall be governed by the laws of the State of Hawaii but without regard to the choice of law principles thereof.

ANNUAL MEETING OF STOCKHOLDERS OF

HAWAIIAN HOLDINGS, INC.

Wednesday, May 18, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630303000000300000 1 051816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark B. Dunkerley
- ○ Earl E. Fry
- ○ Lawrence S. Hershfield
- ○ Randall L. Jenson
- ○ Crystal K. Rose
- ○ Richard N. Zwern

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4.**

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens **(See reverse side of this card for additional information.)**

Please check if owner of record is a U.S. Citizen	Please check if owner of record is NOT a U.S. Citizen
☐	☐

A box must be checked in order for this card to be considered valid

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OWNERSHIP QUESTIONNAIRE

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15). 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

- an individual who is a citizen of the United States;
- a partnership each of whose partners is an individual who is a citizen of the United States;
- a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

0

HAWAIIAN HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on May 18, 2016

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Shannon L. Okinaka and Aaron J. Alter as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side thereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned at the close of business on March 21, 2016 at the Annual Meeting of Stockholders to be held Wednesday, May 18, 2016 at 8:00 a.m. Hawaii time at The Hilton Hawaiian Village Beach Resort and Spa, Kalia Executive Conference Center, Hibiscus Room, 2005 Kalia Road, Honolulu, Hawai'i 96815, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

HAWAIIAN HOLDINGS, INC.

Wednesday, May 18, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630303000000300000 1 051816

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark B. Dunkerley
- ○ Earl E. Fry
- ○ Lawrence S. Hershfield
- ○ Randall L. Jenson
- ○ Crystal K. Rose
- ○ Richard N. Zwern

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4.**

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens **(See reverse side of this card for additional information.)**

Please check if owner of record is a U.S. Citizen	Please check if owner of record is NOT a U.S. Citizen
☐	☐

A box must be checked in order for this card to be considered valid

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.